                                                                       EXHIBIT 4
                                                                       ---------

                          MANOR CARE, INC. RETIREMENT
                           SAVINGS & INVESTMENT PLAN

                               TABLE OF CONTENTS
                               -----------------

                                                                            Page
                                                                            ----

SECTION ONE         PURPOSE OF PLAN.........................................   1

     A.  Purpose............................................................   1
     B.  Voluntary Participation............................................   2

SECTION TWO         DEFINITIONS.............................................   2

SECTION THREE       REQUIREMENTS FOR ELIGIBILITY............................  22

SECTION FOUR        PARTICIPATION IN THE PLAN...............................  23

     A.  Participants in Predecessor Plans..................................  23
     B.  Participation in the Cash or Deferred Arrangement..................  24
     C.  Information to Participants........................................  24
     D.  Rollover Amount....................................................  24

SECTION FIVE        ADMINISTRATION OF THE PLAN..............................  25

     A.  Responsibility for Administration of the Plan......................  25
     B.  Appointment of Administrative Committee............................  25
     C.  Responsibility for Administration of the Trust Fund................  26
     D.  Delegation of Powers...............................................  26
     E.  Records............................................................  26
     F.  General Administrative Powers......................................  26
     G.  Appointment of Professional Assistance and Investment Manager......  27
     H.  Actions by the Administrative Committee............................  28
     I.  Directives of the Administrative Committee.........................  28
     J.  Discretionary Acts.................................................  28
     K.  Payment of Fees and Expenses.......................................  29
     L.  Plan Administrator.................................................  29
     M.  Allocation and Delegation of Administrative
         Committee Responsibilities.........................................  29

SECTION SIX         CONTRIBUTIONS...........................................  30

     A.  Salary Reduction Contributions.....................................  30
     B.  Company Matching Contributions.....................................  32
     C.  Nondiscrimination Rules Applicable to Salary
         Reduction Contributions............................................  35
     D.  Nondiscrimination Rules Applicable to Company
         Matching Contributions.............................................  38
     E.  Additional Adjustments.............................................  40

                                                                            Page
                                                                            ----

SECTION SEVEN       ALLOCATION TO PARTICIPANTS' ACCOUNTS....................  41

     A.  Maintenance of Accounts............................................  41
     B.  Method of Allocating Salary Reduction Contributions................  41
     C.  Method of Allocating Company Matching Contributions................  42
     D.  Limitation on Annual Additions.....................................  42
     E.  Limitations on Annual Additions Due to
         Participation in Other Defined Contribution Plans..................  45
     F.  Limitations on Annual Additions Due to
         Participation in Defined Benefit Plans.............................  45
     G.  Definitions Relating to Annual Additions Limitations...............  46
     H.  Change of Employee Status..........................................  48

SECTION EIGHT       EVALUATION OF TRUST FUND................................  49

SECTION NINE        PARTICIPANTS' ACCOUNTS..................................  50

     A.  Separate Accounts..................................................  50
     B.  Accounts of Participants Transferred to an
         Affiliated Company.................................................  51
     C.  Annual Adjustment of Participant's Accounts........................  51
     D.  Investment of Contributions........................................  51
     E.  Treatment of Participants Transferred to In-Home
         Health, Inc........................................................  53
     F.  Special Rules Regarding Choice Hotels International, Inc. Stock....  54

SECTION TEN         COMMON TRUST FUND.......................................  55

SECTION ELEVEN      DISABILITY BENEFITS.....................................  55

     A.  Disability Retirement Benefits.....................................  55
     B.  Determination of Disability........................................  55

SECTION TWELVE      RETIREMENT BENEFITS.....................................  56

SECTION THIRTEEN    DEATH BENEFITS..........................................  57

     A.  Death Benefits.....................................................  57
     B.  Designation of Beneficiaries.......................................  57
     C.  Failure of Participant to Designate................................  58
     D.  Beneficiaries' Rights..............................................  58

                                                                            Page
                                                                            ----

SECTION FOURTEEN    EMPLOYMENT TERMINATION BENEFITS.........................  59

     A.  Vesting Upon Termination of Employment.............................  59
     B.  Counting Years of Service..........................................  59
     C.  Forfeiture of Non-Vested Amount....................................  60

SECTION FIFTEEN     PAYMENT OF BENEFITS.....................................  62

     A.  Retirement, Disability and Death Benefits..........................  62
     B.  Employment Termination Benefits....................................  63
     C.  Methods of Payment of Benefits.....................................  66
     D.  Required Distributions.............................................  69
     E.  Distribution of Small Account Balances.............................  71
     F.  Loans to Participants..............................................  72
     G.  Benefits of Persons Who Cannot Be Located..........................  74
     H.  Pre-Retirement Distributions.......................................  76
     I.  Post-Age 59 1/2 Withdrawals........................................  76
     J.  Distribution for Minor Beneficiary.................................  77
     K.  Hardship Withdrawals...............................................  77
     L.  Eligible Rollover Distributions....................................  78

SECTION SIXTEEN     RIGHT OF FIRST REFUSAL..................................  80

SECTION SEVENTEEN   STOCK CERTIFICATE LEGEND................................  82

SECTION EIGHTEEN    BENEFIT CLAIMS PROCEDURE................................  82

     A.  Claims for Benefits................................................  82
     B.  Request for Review of Denial.......................................  83
     C.  Decision on Review of Denial.......................................  83

SECTION NINETEEN    INALIENABILITY OF BENEFITS..............................  84

     A.  In General.........................................................  84
     B.  Qualified Domestic Relations Orders................................  84

SECTION TWENTY      INVESTMENT OF TRUST FUND................................  86

SECTION TWENTY-ONE  AMENDMENT OF THE PLAN...................................  87

SECTION TWENTY-TWO  PERMANENCY OF THE PLAN..................................  88

     A.  Right to Terminate Plan............................................  88
     B.  Merger or Consolidation of Plan....................................  88

                                                                            Page
                                                                            ----

SECTION TWENTY-THREE     DISCONTINUANCE OF CONTRIBUTIONS AND TERMINATION....  89

     A.  Discontinuance of Contributions....................................  89
     B.  Termination of Plan and Trust......................................  89
     C.  Rights to Benefits Upon Termination of Plan or
         Complete Discontinuance of Contributions...........................  90
     D.  Transfer of Accounts to the Choice Hotels
         International, Inc. Retirement Savings and
         Investment Plan....................................................  90

SECTION TWENTY-FOUR      STATUS OF EMPLOYMENT RELATIONS.....................  91

SECTION TWENTY-FIVE      BENEFITS PAYABLE BY TRUST..........................  92

SECTION TWENTY-SIX       EXCLUSIVE BENEFIT OF TRUST FUND....................  92

     A.  Limitation Upon Reversions.........................................  92
     B.  Mistake of Fact....................................................  92

SECTION TWENTY-SEVEN     APPLICABLE LAW.....................................  93

SECTION TWENTY-EIGHT     INTERPRETATION OF THE PLAN AND TRUST...............  93

SECTION TWENTY-NINE      ADOPTION OF PLAN BY AFFILIATED COMPANIES...........  93

SECTION THIRTY           TOP-HEAVY CONTINGENCY PROVISIONS...................  94

     A.  Application........................................................  94
     B.  Definition of Top-Heavy Plan.......................................  94
     C.  Consideration of Multiple Plans in Determining
         Top-Heavy Status of Plan...........................................  96
     D.  Minimum Benefits...................................................  98
     E.  Special Vesting Rules..............................................  99
     F.  Adjustment of Section 415 Limitations in Plan
         Years in Which the Plan Is a Top-Heavy Plan........................ 100

                              THE MANOR CARE, INC.
                     RETIREMENT SAVINGS AND INVESTMENT PLAN
                     --------------------------------------

     Effective January 1, 1992, Manor Care, Inc. (the "Sponsoring Company") amended and restated the Manor Care, Inc. Employee Stock Ownership, Profit Sharing and Retirement Plan and Trust (the "Prior Plan") and renamed the plan the Manor Care, Inc. Retirement Savings and Investment Plan (the "Plan"). Also effective as of January 1, 1992, no further contributions accrued under the Manor Healthcare Corp. Employee Stock Ownership, Profit Sharing and Retirement Plan and Trust (the "Manor Healthcare Plan") and the Quality Inns Employees' Profit-Sharing, Savings and Retirement Plan (the "Quality Inns Plan") and the assets of the Manor Healthcare Plan and the Quality Inns Plan were subsequently transferred to this Plan. Effective November 1, 1996, the Sponsoring Company hereby amends and restates the Plan in accordance with the terms and conditions set forth below.

                                  SECTION ONE

                                PURPOSE OF PLAN
                                ---------------

     Designation.  The Plan is designated the "Manor Care, Inc. Retirement
     -----------
Savings and Investment Plan."

     A.   Purpose.  The purpose of the Plan is to provide retirement,
          -------
disability, death and employment termination benefits for the Participating Companies' eligible employees and their beneficiaries. To provide such benefits, the Participating Companies propose to make contributions to a trust established in accordance with the requirements of law. Such contributions and any income derived therefrom shall be for the exclusive benefit of the Participating Companies' employees and their beneficiaries and shall not be used for, or diverted to, any other purpose.

     B.  Voluntary Participation.  An Employee who completes the eligibility
         -----------------------
requirements set forth in Section Three of the Plan may voluntarily elect to participate in the Plan by notifying the Administrative Committee as described in subparagraph (i) of Paragraph A of Section Six.

                                  SECTION TWO

                                  DEFINITIONS
                                  -----------

     As used in the Plan:

     A. "Accounts" shall mean a Participant's Company Contribution Account, his Salary Reduction Contribution Account, and, if applicable, his Company Stock Account, his Voluntary Account and/or his Rollover Account. The term "Accounts" shall also include any additional accounts established by the Administrative Committee, in its sole discretion.

     B. "Administrative Committee" shall mean the person or persons or entity appointed to administer the Plan in accordance with the provisions of Section Five of the Plan. Notwithstanding the foregoing, "Administrative Committee" may also include any individual or committee to which the Administrative Committee has delegated authority to act with respect to a specific activity. The Administrative Committee shall be the "named fiduciary," as referred to in
Section 402(a) of ERISA, with respect to the management, operation and administration of the Plan.

     C. "Affiliated Company" shall mean (i) a member of a controlled group of corporations of which the Sponsoring Company is a member, as determined in accordance with Section 414(b) of the Internal Revenue Code and the regulations issued thereunder, (ii) a trade or business which is under common control with the Sponsoring Company, as determined in accordance with Section 414(c) of the Internal Revenue Code and the regulations issued thereunder, or (iii) a member of an affiliated service group of which the Sponsoring Company is a member, as determined in accordance with Section 414(m) of the Internal Revenue Code. For this purpose, a "controlled group of corporations" shall mean a controlled group of corporations as defined in Section 1563(a) of the Internal Revenue Code, determined without regard to subsections 1563(a)(4) and 1563(e)(3)(C), except that, with respect to the limitations set forth in Paragraphs D, E and F of Section Seven of the Plan and the definitions set forth in Paragraph G of Section Seven of the Plan, the phrase "more than 50%" shall be substituted for the phrase "at least 80%" whenever such percentage appears in Section 1563(a)(1) of the Internal Revenue Code. In addition, "Affiliated Company" shall also include any other entity designated by the Board of Directors, in its sole discretion, in which any Participating Company owns an equity interest which exceeds fifty percent (50%).

     D. "Average Contribution Percentage" shall mean the average of the ratios, calculated separately for each applicable Employee, by which the amount of the Company Matching

Contributions allocated to such Employee with respect to such Plan Year bears to the amount of such Employee's compensation (as defined in Section 414(s) of the Internal Revenue Code) for such Plan Year or, at the election of the Administrative Committee, that portion of the Plan Year during which the Employee was eligible to participate in the cash or deferred arrangement under the Plan.

     E. "Average Deferral Percentage" shall mean the average of the ratios, calculated separately for each applicable Employee, by which the amount of the Salary Reduction Contributions contributed to the Trust on behalf of such Employee for a given Plan Year bears to the amount of such Employee's compensation (as defined in Section 414(s) of the Internal Revenue Code) for such Plan Year, or, at the election of the Administrative Committee, for the portion of the Plan Year during which the Employee was eligible to participate in the cash or deferred arrangement under the Plan.

     F. "Beneficiary" shall mean any person entitled to receive benefits which are payable upon or after a Participant's death pursuant to Section Thirteen of the Plan.

     G. "Board of Directors" shall mean the Board of Directors of the Sponsoring Company or any individual or committee to which the Board of Directors has delegated authority to act with respect to a specific activity.

     H. "Company Contribution Account" shall mean the separate account maintained for a Participant reflecting Company Matching

Contributions allocated to such Participant pursuant to Paragraph B of Section Six of the Plan together with the total amount in such Participant's Matching Account under the Prior Plan, in his Matching Account under the Manor Healthcare Plan immediately prior to the merger of that plan into this Plan and/or in the Participant's Company Contribution Accounts in the Quality Inns Plan immediately prior to the merger of that plan into this Plan, as adjusted for earnings or losses thereon in accordance with the provisions of Section Nine of the Plan.

          I. "Company Matching Contributions" shall mean the contributions made by the Participating Company to each Participant's Company Contribution Account pursuant to Paragraph B of Section Six of the Plan.

          J. "Company Stock" shall mean common stock issued by the Sponsoring Company.

          K. "Company Stock Account" shall mean the separate account maintained on behalf of a Participant reflecting the Company Stock allocated to such Participant's Company Stock Account under the Prior Plan or under the Manor Healthcare Plan, together with any cash or stock dividends on such Company Stock.

          L. "Compensation" shall mean basic cash compensation, before any payroll deductions for taxes or any other purposes, including regular commissions paid by the Participating Companies to an Employee in respect of such Employee's service to the Participating Companies during the Plan Year increased by any amounts by which the Employee has elected to reduce his base salary with respect to such Plan Year under any qualified "cash or deferred arrangement" (as described in Section 401(k) of the Internal Revenue Code) contained in this Plan or any other qualified retirement plan maintained by the Participating Companies or under any "cafeteria plan" (as described in Section 125 of the Internal Revenue Code) maintained by the Participating Companies. Compensation shall not include any amounts paid to the Employee as (i) bonuses,
(ii) overtime pay, (iii) except as otherwise provided in the preceding sentence, any amounts paid during that Plan Year on account of the Employee under this Plan or under any other employee pension benefit plan (as defined in Section 3(2) of ERISA), and (iv) except as otherwise provided in the preceding sentence, any amounts which are not includible in the Employee's income for federal income tax purposes.

          In determining the Compensation of an Employee for a Plan Year, if the Employee is either a Five-Percent Owner or one of the ten (10) Highly Compensated Employees paid the greatest Compensation during the Plan Year, then any Compensation paid by the Participating Companies during such Plan Year to the spouse of such Employee or to any lineal descendants of such Employee who have not attained age nineteen (19) prior to the close of the Plan Year shall be treated as Compensation paid to such Employee for such Plan Year.

          Prior to January 1, 1994, for purposes of determining the Plan contributions or benefits for a Plan Year and for purposes of applying the various nondiscrimination rules under the 7

Internal Revenue Code, Compensation in any Plan Year shall not include any amounts in excess of Two Hundred Thousand Dollars ($200,000), as adjusted for increases in the cost of living pursuant to Section 401(a)(17) of the Internal Revenue Code. Effective January 1, 1994, the above referenced dollar limitation shall be reduced to One Hundred and Fifty Thousand Dollars ($150,000), as adjusted for increases in the cost of living pursuant to Section 401(a)(17) of the Internal Revenue Code. In 1996, the One Hundred and Fifty Thousand Dollar ($150,000) limitation, as adjusted for increases in the cost of living, is One Hundred and Fifty-Five Dollars ($155,000).

          M. "Effective Date" of this amendment and restatement of the Plan shall mean January 1, 1992.

          N. "Eligibility Computation Period" for each Employee shall mean a twelve (12) consecutive month period beginning on the date such Employee first performs an Hour of Service with a Participating Company or an Affiliated Company; provided, however, that if the Employee does not complete one thousand (1,000) or more Hours of Service during such twelve (12) month period, the Eligibility Computation Period shall be the Plan Year, beginning with the Plan Year immediately following the Plan Year within which the Employee first performs an Hour of Service with a Participating Company or an Affiliated Company. If the Employee has a One-Year Break in Service prior to becoming eligible to participate in the Plan and is subsequently rehired, his Eligibility Computation Period shall be determined pursuant to this Paragraph beginning on the date the Employee first completes an Hour of Service with the Participating Company or the Affiliated Company immediately following his rehire.

          O. "Eligibility Year of Service" shall mean an Eligibility Computation Period during which an Employee completes one thousand (1,000) or more Hours of Service.

          P. "Eligible Participant" shall mean any Participant who (i) completed at least one thousand (1,000) Hours of Service with the Participating Companies during such Plan Year, (ii) was employed by a Participating Company or an Affiliated Company on the last day of the Plan Year, and (iii) elected, pursuant to Paragraph A of Section Six, to reduce his Compensation during such Plan Year.

          Q. "Employee" shall mean any person who is employed by a Participating Company; provided, however, that the term "Employee" shall not include (i) any person included in a unit of employees covered by a collective bargaining agreement (as so determined by the Secretary of Labor) between employee representatives and a Participating Company if retirement benefits were the subject of good faith bargaining between such employee representatives and the Participating Company unless such collective bargaining agreement expressly provides for the inclusion of such persons as Participants in the Plan and (ii) nonresident aliens who receive no earned income (within the meaning of section 911(d)(2) of the Internal Revenue Code) from the Participating Companies which constitutes income from sources within the United States (within the meaning of section 861(a)(3) of the Internal Revenue Code). Leased Employees shall be considered Employees for purposes of the provisions of this Plan, but shall not be eligible to participate in the Plan.

          R. "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time. References in the Plan to any Section of ERISA shall include any successor provision thereto.

          S. "Excess Aggregate Contributions" shall mean, with respect to any Plan Year, the excess of (i) the sum of all Company Matching Contributions made to the Trust on behalf of the Highly Compensated Employees for such Plan Year over (ii) the maximum amount of such Company Matching Contributions for such Plan Year permitted under the Average Contribution Percentage Test.

          T. "Family Member" shall mean, with respect to an Employee, such Employee's spouse, his lineal ascendants and descendants, and the spouses of such lineal ascendants and descendants.

          U. "Fiscal Year" shall mean the customary fiscal year of a Participating Company.

          V. "Five-Percent Owner" shall mean an individual who (i) owns (or is considered as owning within the meaning of Section 318 of the Internal Revenue
Code) more than five percent (5%) of the outstanding stock of a Participating Company or an Affiliated Company or stock possessing more than five percent (5%) of the total combined voting power of all stock of a Participating Company or an Affiliated Company provided such entity is a corporation or (ii) owns more than five percent (5%) of the capital or profits interest in a Participating Company or an Affiliated Company if such entity is not a corporation.

          W. "Highly Compensated Employee" shall mean an Employee who at any time during the current Plan Year or the immediately preceding Plan Year (i) was a Five-Percent Owner, (ii) received more than $75,000 in compensation from the Participating Companies and the Affiliated Companies, (iii) received more than $50,000 in compensation from the Participating Companies and the Affiliated Companies and was one of the top twenty percent (20%) highest paid employees during the Plan Year, or (iv) was an officer of a Participating Company or an Affiliated Company and received compensation from the Participating Companies and the Affiliated Companies of more than $45,000 during the Plan Year (or such larger amount as may then constitute fifty percent (50%) of the amount in effect under Section 415(b)(1)(A) of the Internal Revenue Code in respect of the Plan
Year); provided, however, that an Employee not falling within clause (ii), (iii) or (iv) above for the preceding Plan Year shall not be treated as falling within clause (ii), (iii) or (iv) above for the current Plan Year unless he is a member of the group consisting of the one hundred (100) employees of the Participating Companies and the Affiliated Companies paid the greatest compensation by the Participating Companies and the Affiliated Companies during the current Plan Year. For purposes of this paragraph, the term "compensation" shall mean "compensation" as defined in Section 414(q)(7) of the Internal Revenue Code.

          The $75,000 and $50,000 amounts in clauses (ii) and (iii) above shall be adjusted annually in accordance with the pronouncements of the Secretary of the Treasury or his delegate. For purposes of clause (iv) above, no more than fifty (50) employees (or, if lesser, the greater of three (3) employees or ten percent (10%) of all employees) shall be treated as officers, and if for any Plan Year no officer of a Participating Company or any Affiliated Company is described in clause (iv) above, then the highest paid officer of the Participating Companies or the Affiliated Companies for such Plan Year shall be treated as described in clause (iv) above.

          Any former Employee who was a Highly Compensated Employee when he separated from service or was a Highly Compensated Employee at any time after attaining age fifty-five (55) shall at all times thereafter be treated as a Highly Compensated Employee under the Plan.

          X. "Hour of Service" shall be determined from records maintained by the Participating Companies and the Affiliated Companies and shall include the following:

              (i)  Performance of Duties.  Each hour for which an Employee is
                   ---------------------
directly or indirectly paid, or entitled to payment, by a Participating Company or an Affiliated Company for the performance of duties. Each such Hour of Service shall be credited to the Eligibility Computation Period or the Plan Year, as the case may be, in which the duties were performed.

              (ii)   Back Pay.  Each hour for which back pay (irrespective of
                     --------
mitigation of damages) has been either awarded or agreed to by a Participating Company or an Affiliated Company. Each such Hour of Service shall be credited to the Eligibility Computation Period or the Plan Year, as the case may be, to which the agreement or award for back pay pertains rather than to the Eligibility Computation Period or Plan Year, as the case may be, in which the award, agreement or payment is made.

              (iii)  Non-Working Time Pay.  Each hour for which an Employee is
                     --------------------
directly or indirectly paid, or entitled to payment, by a Participating Company or an Affiliated Company on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), lay-off, jury duty or lease of absence. Each such Hour of Service shall be computed and credited in accordance with Department of Labor Regulation
Section 2530.200b.

              (iv)  No Duplication.  An Employee shall not be credited with any
                    --------------
Hour of Service under both clause (ii) above and clause (i) or (iii) above (as the case may be) with respect to the same item.

              (v)   Maternity and Paternity Leave.  Solely for purposes of
                    -----------------------------
determining whether an Employee has incurred a One-Year Break in Service, such Employee shall be credited for up to five hundred and one (501) Hours of Service in respect of any period of absence attributable to a maternity or paternity leave, based upon the number of Hours of Service which otherwise normally would have been credited to such Employee but for such absence or, in any case in which the Plan is unable to determine the number of Hours of Service which would have normally been so credited, then such Employee shall be credited with eight (8) Hours of Service per day of absence. Any such Hours of Service attributable to a maternity or paternity leave shall be credited in the Eligibility Computation Period or the Plan Year, as the case may be, in which the maternity or paternity absence begins if such crediting will prevent the Employee from incurring a One-Year Break in Service in such Eligibility Computation Period or Plan Year.
Otherwise, such Hours of Service shall be credited in the Eligibility Computation Period or the Plan Year, as the case may be, following the Eligibility Computation Period or Plan Year in which the maternity or paternity leave begins. For these purposes, a maternity or paternity leave of absence shall include any time during which an Employee is absent from work for any period: (a) by reason of the pregnancy of the Employee; (b) by reason of the birth of a child of the Employee; (c) by reason of the placement of a child with the Employee in connection with the adoption of such child by such individual; or (d) for purposes of caring for such child for a period beginning immediately following such birth or placement.

          Y. "Ineligible Participant" shall mean any Participant who (i) has not completed at least one thousand (1,000) Hours of Service with the Participating Companies during the Plan Year, (ii) was not employed by a Participating Company or an Affiliated Company on the last day of the Plan Year, or (iii) did not elect, pursuant to Paragraph A of Section Six, to reduce his Compensation.

          Z. "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as amended from time to time. References in the Plan to any Section of the Internal Revenue Code shall include any successor provision thereto.

          AA. "Investment Election" shall mean the form, filed with the Administrative Committee or its delegate, or such other procedure as may be specified by the Administrative Committee at any time, and from time to time, through which a Participant may designate the manner in which his Accounts (other than his Company Stock Account) shall be allocated among the Investment Funds.

          BB. "Investment Election Date" shall mean March 15, June 15, September 15, or December 15 of each Plan Year, or such other dates as may be established by the Administrative Committee. On and after August 1, 1996, "Investment Election Date" shall mean the first business day of each month.

          CC. "Investment Fund" shall mean each fund, contract, or other arrangement designated by the Administrative Committee as an Investment Fund in which Participants may direct their Accounts to be invested.

      DD. "Investment Manager" shall mean any party that (i) is either (a) registered as an investment adviser under the Investment Advisers Act of 1940,
(b) a bank (as defined in the Investment Advisers Act of 1940), or (c) an insurance company qualified to manage, acquire and dispose of Plan assets under the laws of more than one State, (ii) acknowledges in writing that it is a fiduciary with respect to the Plan, and (iii) is granted the power to manage, acquire or dispose of any asset of the Plan pursuant to Paragraph G of Section Five hereof.

      EE. "Leased Employee" shall mean any individual who performs services for a Participating Company or an Affiliated Company in a capacity other than as a common-law employee if (i) the services are provided pursuant to one or more agreements between the Participating Company or the Affiliated Company and one or more leasing organizations, (ii) the individual has performed services for the Participating Company or the Affiliated Company on a substantially full-time basis for a period of at least one year, and (iii) such services are of a type historically performed, in the business field of the Participating Company or the Affiliated Company, by employees. This paragraph shall be interpreted in accordance with the provisions of Section 414(n) of the Internal Revenue Code and the regulations thereunder.

      FF. "Manor Healthcare Plan" shall mean the Manor Healthcare Corp. Employee Stock Ownership, Profit Sharing and Retirement Plan and Trust as it existed prior to being merged into this Plan.

      GG. "Maximum Reduction Amount" shall mean Seven Thousand Dollars ($7,000) per calendar year, as adjusted for increases in the cost of living pursuant to Section 402(g)(5) of the Internal Revenue Code. In 1996, the Maximum Reduction Amount is Nine Thousand and Five Hundred Dollars ($9,500).

      HH. "Net Profits" shall mean, with respect to any Fiscal Year that ends within a Plan year with respect to which a determination of Net Profits is made, the Sponsoring Company's consolidated net income or profit for such Fiscal Year determined upon the basis of the Sponsoring Company's books of account in accordance with generally accepted accounting principles, without any reduction for taxes based upon income, or for contributions made by the Sponsoring Company to this Plan. "Net Profit" shall not include capital gains or losses or income or loss which is determined to be of a nonrecurring nature. Such determination shall be made solely by the Administrative Committee.

      II. "One-Year Break in Service" shall mean an Eligibility Computation Period or a Plan Year, as the case may be, during which an Employee does not complete more than five hundred (500) Hours of Service.

      JJ. "Participant" shall mean an eligible Employee who becomes a Participant in the Plan as provided in Section Four of the Plan.

      KK. "Participating Company" shall mean the Sponsoring Company or any Affiliated Company which adopts the Plan and Trust pursuant to the provisions of Section Thirty of the Plan.

      LL. "Plan" shall mean the Manor Care, Inc. Retirement Savings and Investment Plan as set forth in this document, and as hereafter amended.

      MM. "Plan Year" shall mean the twelve (12)-consecutive month period ending on December 31.

      NN. "Prior Plan" shall mean the Manor Care, Inc. Employee Stock Ownership, Profit Sharing and Retirement Plan and Trust as it existed prior to being amended and restated herein.

      OO. "Quality Inns Plan" shall mean the Quality Inns Employees' Profit-Sharing, Savings and Retirement Plan as it existed prior to being merged into this Plan.

      PP. "Retirement Date" of a Participant shall mean the Participant's sixty-fifth (65th) birthday.

      QQ. "Rollover Account" shall mean the separate account maintained for a Participant reflecting any rollover made by such Participant pursuant to Paragraph D of Section Four, as adjusted by earnings or losses thereon pursuant to the provisions of Section Nine of the Plan.

      RR. "Rollover Amount" shall mean any rollover amount or rollover contribution defined in (i) Section 402(a)(5) or Section

403(a)(4) of the Internal Revenue Code (relating to certain distributions from an employees' trust or employee annuity described in Section 401(a) or 403(a) of the Internal Revenue Code), (ii) Section 408(d)(3) of the Internal Revenue Code (relating to certain distributions from an individual retirement account or an individual retirement annuity), or (iii) former Section 409(b)(3)(C) of the Internal Revenue Code (relating to certain distributions from a retirement bond).

      SS. "Salary Reduction Contribution" shall mean the cumulative amount the Participating Company contributes to the Trust each Plan Year equal to the amount by which a Participant elected to reduce his Compensation for such Plan Year pursuant to Section Six.

      TT. "Salary Reduction Contribution Account" shall mean the account maintained for a Participant reflecting the Salary Reduction Contributions (if any) made on behalf of such Participant pursuant to the "cash or deferred arrangement" set forth in Paragraph A of Section Six together with the total amount in such Participant's Elective Account under the Prior Plan and/or in his Elective Account under the Manor Healthcare Plan immediately prior to the merger of that plan into this Plan, as adjusted by earnings or losses thereon in accordance with the provisions of Section Nine of the Plan. All amounts held in a Participant's Salary Reduction Contribution Account shall not be distributable to such Participant (or to his Beneficiary) before the earliest of:

      (a) His attainment of age fifty-nine and one-half (59-1/2), his Termination of Employment, his death, or his retirement after attaining Retirement Date or after sustaining a Total and Permanent Disability;

      (b) The termination of the Plan without the establishment or maintenance of another defined contribution plan (other than an employee stock ownership plan as defined in Section 4975(e)(7) of the Internal Revenue Code);

      (c) The sale or other disposition by a corporate Participating Company of substantially all of the assets (within the meaning of Section 409(d)(2) of the Internal Revenue Code) used by the Participating Company in a trade or business, but only with respect to a Participant who continues employment with the corporation acquiring such assets; or

      (d) The sale or other disposition by a corporate Participating Company of its interests in a subsidiary (within the meaning of Section 409(d)(3) of the Internal Revenue Code), but only with respect to a Participant who continues employment with such subsidiary.

      UU.  "Sponsoring Company" shall mean Manor Care, Inc.

      VV. "Termination of Employment" shall mean termination of employment with all Participating Companies and all Affiliated Companies, whether voluntarily or involuntarily, other than by reason of a Participant's death or his retirement after attaining his Retirement Date or after sustaining a Total and Permanent Disability.

      WW. "Total and Permanent Disability" shall mean physical and/or mental incapacity of such a nature that it prevents a Participant from engaging in or performing the principal duties of his customary employment or occupation on a continuing or sustained basis.

      XX. "Trust" shall mean the legal entity resulting from the Trust Agreement between the Sponsoring Company and the Trustee, which entity receives the Participating Companies' and the Participants' contributions, and holds, invests and disburses funds pursuant to the instructions of and to or for the benefit of Participants and their Beneficiaries.

      YY. "Trust Agreement" shall mean the Manor Care, Inc. Retirement Savings and Investment Trust Agreement executed by the Sponsoring Company and the Trustee as amended from time to time.

      ZZ. "Trust Fund" shall mean the total of contributions made by the Participating Companies and the Participants to the Trust pursuant to the Plan together with the assets of the Prior Plan and the assets of the Manor Healthcare Plan and the Quality Inns Plan transferred to the Plan upon the merger of those plans into this Plan, increased by profits, gains, income and recoveries received, and decreased by losses, depreciation, benefits paid and expenses incurred in the administration of the Trust. The Trust Fund shall include all assets acquired by investment and reinvestment which are held in the Trust by the Trustee.

      AAA. "Trustee" shall mean the party or parties, individual or corporate, named in the Trust Agreement and any duly appointed additional or successor Trustee acting thereunder. The Trustee and the Investment Managers, if any, shall be the "named fiduciaries" referred to in
Section 402(a) of ERISA with respect to the control, management and disposition of the assets of the Trust.

      BBB. "Valuation Date" shall mean the last day of each month or any other date the Administrative Committee, in its sole discretion, shall select as a Valuation Date.

      CCC. "Voluntary Account" shall mean the total amount in a Participant's Voluntary Account under the Prior Plan, in his Voluntary Account under the Manor Healthcare Plan immediately prior to the merger of that plan into this Plan, and/or in his Participant Contribution Accounts under the Quality Inns Plan immediately prior to the merger of that plan into this Plan, as adjusted for earnings or losses thereon in accordance with the provisions of Section Nine of the Plan.

      DDD. "Year of Service" shall mean a Plan Year during which an Employee completes one thousand (1,000) or more Hours of Service. "Year of Service" shall also include all Years of Service earned by a Participant under provisions of this Plan as of December 31, 1991 together with all Years of Service earned under the terms of the Manor Healthcare Plan or the Quality Inns Plan as of December 31, 1991. In addition, the Board of Directors, in its sole discretion, may elect to grant Years of Service in connection with a stock or asset acquisition to reflect employment periods prior to the date of such stock or asset acquisition. 'Years of Service,' in the case of an individual who transfers from the employment of Choice Hotels International, Inc. to the employment of a Participating Company prior to June 1, 1998, shall also include all Years of Service earned with respect to service performed on behalf of Choice Hotels International, Inc.

      EEE. Wherever appropriate, words used in the Plan in the singular may mean the plural, the plural may mean the singular, and the masculine may mean the feminine.


                                 SECTION THREE

                          REQUIREMENTS FOR ELIGIBILITY
                          ----------------------------

      Any Employee (other than a Leased Employee) shall be eligible to elect to have Salary Reduction Contributions made on his behalf under the Plan and to share in the allocations of Company Matching Contributions under the Plan as of the first day of the first full pay period of the month following the date upon which such Employee has (i) completed an Eligibility Year of Service and (ii) attained age twenty-one (21), provided such Employee is employed by a Participating Company on such date. Any Employee who does not elect to have Salary Reduction Contributions made on his behalf under the Plan as of the first day of the first full pay period of the first month on which he is first eligible shall be allowed to make a subsequent election to have Salary Reduction Contributions made on his behalf as of the first business day of any subsequent month. Leased Employees shall not be eligible to participate in the Plan.

      Any Participant who otherwise meets the requirements of this Section Three, who suffers a Termination of Employment, and who is subsequently rehired by a Participating Company, shall become eligible to elect to have Salary Reduction Contributions made on his behalf under the Plan effective as of the date of his rehire and to share in the allocations of the Company Matching Contributions under the Plan provided the individual meets the criteria of an Eligible Participant for such Plan Year and provided further that the period of time between the individual's initial date of Termination of Employment and the individual's date of rehire does not exceed the greater of (a) five (5) years or
(b) the period of the individual's employment performed prior to the date of his initial Termination of Employment. Notwithstanding the foregoing, a Participant who suffers a Termination of Employment with vested Accounts in the Plan and who is not subsequently rehired until the occurrence of a period of absence greater than (a) or (b) above shall be treated as a new Employee for purposes of determining such individual's eligibility to participate in the Plan.


                                  SECTION FOUR

                           PARTICIPATION IN THE PLAN
                           -------------------------

      A.  Participants in Predecessor Plans.  Any Employee or former
          ---------------------------------
Employee who was a participant in the Prior Plan immediately prior to the Effective Date shall continue to be a Participant in the Plan on the Effective Date. Any Employee or former Employee who was a participant in the Manor Healthcare Plan or in the Quality Inns Plan immediately prior to the Effective Date shall become a Participant in this Plan on the Effective Date.

      B.  Participation in the Cash or Deferred Arrangement.  Upon meeting
          -------------------------------------------------
the eligibility requirements set forth in Section Three, each eligible Employee shall be notified that he is so eligible.

      C.  Information to Participants.  Each Participant shall be provided
          ---------------------------
with such information as is required by ERISA within the time prescribed for providing such information. In addition, each Participant shall be provided with a designation of beneficiary form with which he may designate one or more Beneficiaries to receive benefits in the event of his death. The designation of beneficiary form shall include an explanation of the spousal death benefit rules of Section Thirteen.

      D.  Rollover Amount.  Any Employee (other than a Leased Employee) may
          ---------------
file a written petition with the Administrative Committee requesting that it direct the Trustee to accept a Rollover Amount from such Employee. An Employee may make such election prior to satisfaction of the age and service requirements described in Section Three. The Administrative Committee, in its sole discretion, shall determine whether or not such Employee shall be permitted to contribute a Rollover Amount to the Trust. Any written petition filed pursuant to this Paragraph D shall set forth the amount of such Rollover Amount and a statement, satisfactory to the Administrative Committee, that such contribution constitutes a Rollover Amount.

          Any Rollover Amount contributed to the Trust shall be maintained in a separate, fully-vested Rollover Account on behalf of the Employee. The Employee may direct the investment of such Rollover Account in accordance with the provisions of Section Nine of the Plan. The Rollover Account shall be distributed to an Employee or, where applicable, his Beneficiary at the same time and in the same manner as provided in the Plan for the distribution of other Accounts in the Plan.

                                  SECTION FIVE
                           ADMINISTRATION OF THE PLAN
                           --------------------------
          A.   Responsibility for Administration of the Plan.  The
               ---------------------------------------------
Administrative Committee shall be responsible for the management, operation and administration of the Plan.

          B.    Appointment of Administrative Committee.  The Board of Directors
                ---------------------------------------
of the Sponsoring Company shall appoint an Administrative Committee consisting of at least one (1) but not more than seven (7) persons. The Administrative Committee shall be responsible for the management, operation and administration of the Plan. Any member of the Administrative Committee may resign upon ten
(10) days prior written notice to the Board of Directors of the Sponsoring Company. The Board of Directors of the Sponsoring Company shall be authorized to remove any member of the Administrative Committee at any time and in its sole discretion to appoint a successor whenever a vacancy on the Administrative Committee occurs.

          C.    Responsibility for Administration of the Trust Fund.  The
                ---------------------------------------------------
Trustee shall be responsible for the administration of the Trust Fund in accordance with the provisions of the Trust Agreement.

          D.    Delegation of Powers.  The Administrative Committee may appoint
                --------------------
such assistants or representatives as it deems necessary for the effective exercise of its duties in administering the Plan and Trust. The Administrative Committee may delegate to such assistants and representatives any powers and duties, both ministerial and discretionary, as it deems expedient or appropriate.

          E.    Records.  All acts and determinations with respect to the
                -------
administration of the Plan made by the Administrative Committee and any assistants or representatives appointed by it shall be duly recorded by the Administrative Committee or by the assistant or representative appointed by it to keep such records. All records, together with such other documents as may be necessary for the administration of the Plan, shall be preserved in the custody of the Administrative Committee or the assistants or representatives appointed by it.

          F.    General Administrative Powers.  The Administrative Committee
                -----------------------------
shall have all powers necessary to administer the Plan in accordance with its terms, including the power to construe the Plan and to determine all questions that may arise thereunder. In the exercise of such powers under the Plan, the Administrative Committee shall have discretionary authority to interpret the terms of the Plan and to determine eligibility for and entitlement to Plan benefits in accordance with the terms of the Plan. Any interpretation or determination made pursuant to such discretionary authority shall be given full force and effect, unless it can be shown that the interpretation or determination was arbitrary and capricious.

          G.    Appointment of Professional Assistance and Investment Manager.
                -------------------------------------------------------------
The Administrative Committee may engage accountants, attorneys, physicians and such other personnel as it deems necessary or advisable. The Administrative Committee, in its sole discretion, may appoint one or more Investment Managers to manage (including the power to acquire or dispose of) all or any of the assets of the Trust provided that such appointment is approved by the Board of Directors of the Sponsoring Company. The functions of any such persons engaged by the Administrative Committee shall be limited to the specific services and duties for which they are engaged, and such persons shall have no other duties, obligations or responsibilities under the Plan or Trust. Such persons shall exercise no discretionary authority or discretionary control respecting the management of the Plan, and, unless engaged specifically as Investment Manager, shall exercise no authority or control respecting management or disposition of the assets of the Trust. The fees and costs of such services shall be an administrative expense of the Plan to be paid out of the Trust Fund, except to the extent that such fees and costs are paid by the Participating Companies.

          H.    Actions by the Administrative Committee.  All actions of the
                ---------------------------------------
Administrative Committee shall be taken pursuant to the decision of a majority of the then members of the Administrative Committee.

          I.    Directives of the Administrative Committee.  Directives of the
                ------------------------------------------
Administrative Committee to the Trustee shall be delivered in writing, signed by an appropriate member of the Administrative Committee.

          J.    Discretionary Acts.  Any discretionary actions of the
                ------------------
Administrative Committee or the Sponsoring Company with respect to the administration of the Plan shall be made in a manner which does not discriminate in favor of stockholders, officers and Highly Compensated Employees. In the event the Administrative Committee exercises any discretionary authority under the Plan with respect to a Participant who is a member of the Administrative Committee, such discretionary authority shall be exercised solely and exclusively by those members of the Administrative Committee other than such Participant, or, if such Participant is the sole member of the Administrative Committee, such discretionary authority shall be exercised solely and exclusively by the Board of Directors of the Sponsoring Company.

          K.   Payment of Fees and Expenses.  The members of the Administrative
               ----------------------------
Committee and their assistants and representatives shall be entitled to payment from the Trust Fund for all reasonable costs, charges and expenses incurred in the administration of the Plan and Trust, including, but not limited to, reasonable fees for accounting, legal and other services rendered, to the extent incurred by the members of the Administrative Committee or their assistants and representatives in the course of performance of their duties under the Plan and the Trust, except to the extent that such fees and costs are paid by the Participating Companies. Notwithstanding any other provision of the Plan or Trust, no person who receives full-time pay from the Participating Companies shall receive compensation from the Trust Fund, except for reimbursement of expenses properly and actually incurred.

          L.  Plan Administrator.  The Sponsoring Company shall be the
              ------------------
"administrator" (as defined in Section 3(16)(A) of ERISA) of the Plan, and shall be responsible for the performance of all reporting and disclosure obligations under ERISA and all other obligations required or permitted to be performed by the Plan administrator under ERISA. The Vice President of Human Resources of the Sponsoring Company shall be the designated agent for service of legal process. The Trustee may also receive service of legal process for the Plan.

          M.   Allocation and Delegation of Administrative Committee
               -----------------------------------------------------
Responsibilities.  The Administrative Committee may upon approval
----------------
of a majority of the members of the Administrative Committee, (i) allocate among any of the members of the Administrative Committee any of the responsibilities of the Administrative Committee under the Plan or (ii) designate any person, firm or corporation that is not a member of the Administrative Committee to carry out any of the responsibilities of the Administrative Committee under the Plan. Any such allocation or designation shall be made pursuant to a written instrument executed by a majority of the members of the Administrative Committee.

                                  SECTION SIX
                                 CONTRIBUTIONS
                                 -------------

          A.    Salary Reduction Contributions.  On behalf of each Participant
                ------------------------------
who has elected to reduce his Compensation pursuant to subparagraph (i) of this Paragraph A, the Participating Company employing such Participant shall contribute to the Trust each Plan Year the Salary Reduction Contributions as elected by such Participant.

                (i)  Compensation Reduction Election.  A Participant may elect
                     -------------------------------
to reduce his Compensation through regular payroll deductions by notifying the Administrative Committee, no later than the first business day of the month as of which such election is intended to become effective, pursuant to such notification procedures as the Administrative Committee may establish, from time to time. Such election shall remain in effect for subsequent Plan Years until suspended or revoked pursuant to subparagraph (iii) of this Paragraph A.

          The aggregate amount by which a Participant may elect to reduce his Compensation under this Plan and under the Manor Care, Inc. Nonqualified Retirement Savings and Investment Plan, shall be in whole percentages of his Compensation determined without regard to the Two Hundred Thousand Dollar ($200,000) limitation or the One Hundred Fifty Thousand Dollar ($150,000) limitation, as the case may be, described in Paragraph L of Section Two and shall not exceed fifteen percent (15%) of his Compensation for any Plan Year. In no event may the total amount by which a Participant elects to reduce his Compensation under this Plan with respect to a Plan Year exceed the Maximum Reduction Amount.

                (ii)  Maximum Reduction Amount.  If the amount of the Salary
                      ------------------------
Reduction Contributions made to the Plan for any calendar year (together with any other salary reduction contributions made during the calendar year to any other plans which contain qualified "cash or deferred arrangements" as described in Section 401(k) of the Internal Revenue Code) with respect to any Participant exceeds the Maximum Reduction Amount, the full amount of such excess (the "Excess Deferrals") shall be returned to the Participant (together with any earnings attributable thereto for the calendar year) by no later than the April 15 following the end of such calendar year; provided, however, that the amount of Excess Deferrals that shall be distributed to such Participant for such calendar year shall be reduced by the amount of any

Excess Contributions (as defined in Paragraph C of this Section Six) previously distributed to such Participant for the Plan Year beginning with such calendar year. With respect to the Plan Year beginning January 1, 1996, each Participant eligible to receive an allocation of Company Matching Contributions will receive 100% of such allocation of Company Matching Contributions in the form of shares of Company Stock.

                (iii)  Suspension of Reductions.  A Participant may, by filing
                       ------------------------
the appropriate form, elect to suspend his Compensation reductions. Such voluntary suspension shall be effective as of the first day of the first applicable payroll period commencing after the receipt and completion of processing of the appropriate form by the Administrative Committee. Any such suspension shall remain in effect until the following month, at which time the Participant may recommence such Compensation reductions. During such period of suspension, the Salary Reduction Contributions made on behalf of such Participant shall be suspended. A Participant may not make up suspended Compensation reductions. The Compensation reductions of a Participant and the Salary Reduction Contributions made on behalf of such Participant shall be suspended automatically for any payroll period in which such Participant does not receive any Compensation.

          B.    Company Matching Contributions.
                ------------------------------

                (i)  Amount of Contributions.  On behalf of each Eligible
                     -----------------------
Participant, the Participating Company employing such Eligible Participant shall contribute to the Trust out of its Net

Profits each Plan Year an amount (the "Company Matching Contribution") equal to a percentage of the amount of Salary Reduction Contributions made on behalf of such Eligible Participant during such Plan Year. The aggregate amount of the Company Matching Contribution which may be allocated to each Eligible Participant's Company Contribution Account for such Plan Year under this Plan and under the Manor Care, Inc. Nonqualified Retirement Savings and Investment Plan shall not exceed six percent (6%) of his Compensation, determined without regard to the Two Hundred Thousand Dollar ($200,000) limitation or the One Hundred and Fifty Thousand Dollar ($150,000) limitation, as the case may be, described in Paragraph L of Section Two. For these purposes, Compensation shall be determined after increasing such Eligible Participant's Compensation, as defined in Paragraph L of Section Two, by any basic cash compensation which such Eligible Participant has elected to defer through any nonqualified deferred compensation program established by the Sponsoring Company. This percentage shall be based upon the Eligible Participant's Years of Service in accordance with the following schedule:

              Years of Service      Matching Percentage
              ----------------      -------------------

                1 to 5 years               25%
                6 to 9 years               75%
                10 or more years          100%


Notwithstanding the above, however, the combination of the Company Matching Contribution made to this Plan for any Plan Year when combined with Company Matching Contribution made with respect to such Plan Year under the Manor Care, Inc. Nonqualified Retirement Savings and Investment Plan shall not exceed six percent (6%) of the Net Profits of the Sponsoring Company determined with respect to the fiscal year that ends within such Plan Year. If the combined Company Matching Contributions would otherwise exceed the six percent (6%) limitation, then the amount of available Company Matching Contributions shall be pro-rated among the two plans based upon the relative Company Matching Contributions otherwise due to both programs.

                (ii) Remittance of Company Matching Contributions.   Each
                     --------------------------------------------
Participating Company shall make its Company Matching Contributions to the Trust in cash by no later than the last date, including any extensions thereof, for filing its federal income tax return for its Fiscal Year ending with or after the last day of such Plan Year.

                (iii)  Inclusion of Ineligible Participant.  If, in any Plan
                       -----------------------------------
Year, any person who should not have been included as a Participant in the Plan is erroneously included and discovery of such incorrect inclusion is not made until after a contribution for the Plan Year has been made and allocated, the Participating Company shall not be entitled to recover the contribution made with respect to the Ineligible Participant regardless of whether or not a deduction is allowable with respect to such contribution. In such event, the amount contributed with respect to the Ineligible Participant shall constitute a forfeiture for the Plan Year in which the discovery is made.

      C.   Nondiscrimination Rules Applicable to Salary Reduction
           ------------------------------------------------------
Contributions.  Notwithstanding any other provisions of the Plan, the Average
-------------
Deferral Percentage (as defined below) of the Highly Compensated Employees for a Plan Year shall not exceed the greater of (i) one hundred and twenty-five
                               -------
percent (125%) of the Average Deferral Percentage of all the other Employees (the "Remaining Employees") for such Plan Year, or (ii) a percentage amount which is equal to the lesser of (a) the Average Deferral Percentage of the Remaining Employees for such Plan Year plus two (2) percentage points or (b) two hundred percent (200%) of the Average Deferral Percentage of the Remaining Employees for such Plan Year. For purposes of this test (hereinafter the "Average Deferral Percentage Test"), only Employees who are eligible to participate in the cash or deferred arrangement under the Plan shall be counted.

      In calculating each Employee's Average Deferral Percentage ratio, the Salary Reduction Contributions made on behalf of such Employee shall be taken into account only if they relate to Compensation that either (i) would have been received by the Employee in the Plan Year but for the deferral election or (ii) was attributable to services performed by the Employee in the Plan Year and would have been received by the Employee within two and one-half (2-1/2) months after the close of the Plan Year but for the deferral election. In addition, in calculating each

Employee's Average Deferral Percentage ratio, the Salary Reduction Contributions made on behalf of such Employee shall be taken into account for a Plan Year only if such contributions were allocated to the Employee under the Plan as of a date within that Plan Year, which requirement shall be deemed satisfied if the allocations are not contingent upon the Employee's participation in the Plan or the performance of services on any date subsequent to the end of the Plan Year and the contributions are actually paid to the Trust no later than the end of the twelve (12) month period immediately following the Plan Year to which the contributions relate. Notwithstanding the foregoing, the Administrative Committee may, in its sole discretion, adjust the percentage by which a Participant has elected to reduce his Compensation in order to enable the Plan to satisfy the nondiscrimination test.

      If two (2) or more plans maintained by a Participating Company or an Affiliated Company which contain qualified "cash or deferred arrangements" under
Section 401(k) of the Internal Revenue Code are aggregated for purposes of
Section 401(a)(4) or Section 410(b) of the Internal Revenue Code, all such cash or deferred arrangements shall be treated as one cash or deferred arrangement for purposes of this Average Deferral Percentage Test. If a Highly Compensated Employee participates in two or more plans described in Section 401(a) of the Internal Revenue Code which are maintained by a Participating Company or an Affiliated Company and to which contributions subject to Section

401(k) of the Internal Revenue Code are made, all such contributions shall be aggregated for purposes of this Average Deferral Percentage Test. Finally, if any Highly Compensated Employee who is either a Five-Percent Owner or in the group consisting of the ten (10) Highly Compensated Employees paid the greatest Compensation by the Participating Companies and the Affiliated Companies during the Plan Year has a Family Member participating in this Plan, then any compensation paid to such Family Member shall be aggregated with the compensation of such Highly Compensated Employee and any Salary Reduction Contributions made on behalf of such Family Member shall be aggregated with the Salary Reduction Contributions made on behalf of such Highly Compensated Employee for purposes of this Average Deferral Percentage Test.

      The amount of any Excess Contributions (as defined below) for a Plan
Year (together with any earnings or losses allocable thereto for the Plan Year) shall be distributed to the Highly Compensated Employees based upon the respective portions of the Excess Contributions attributable to each such Highly Compensated Employee. The amount of the Excess Contributions to be distributed to each such Highly Compensated Employee for a Plan Year shall be determined by use of a leveling method, under which the Average Deferral Percentage ratio of the Highly Compensated Employee with the highest ratio shall be reduced to the extent necessary to enable the Plan to satisfy the Average Deferral Percentage Test or to cause such Highly Compensated Employee's

Average Deferral Percentage ratio to equal the ratio of the Highly Compensated Employee with the next highest ratio. This process shall be repeated until the Plan satisfies the Average Deferral Percentage Test.

      Any corrective distribution of Excess Contributions shall be made no later than the last day of the Plan Year following the Plan Year for which such Excess Contributions were made. The amount of any Excess Contributions to be distributed to a Highly Compensated Employee for a Plan Year shall be reduced by the amount of any Excess Deferrals (as defined in subparagraph (ii) of Paragraph A of this Section Six) which were previously distributed to such Highly Compensated Employee for his taxable year ending with or within such Plan Year.

      D.   Nondiscrimination Rules Applicable to Company Matching
           ------------------------------------------------------
Contributions.  Notwithstanding any other provisions of the Plan, the Average
-------------
Contribution Percentage of the Highly Compensated Employees for any Plan Year shall not exceed the greater of (i) one hundred and twenty-five percent (125%) of the Average Contribution Percentage applicable to all other Employees (the "Remaining Employee") for such Plan Year or (ii) a percentage amount which is equal to the lesser of (a) the Average Contribution Percentage of the Remaining Employees for such Plan Year plus two (2) percentage points or (b) two hundred percent (200%) of the Average Contribution Percentage of the Remaining Employees for such Plan Year. For purposes of this test (hereinafter the "Average Contribution Percentage Test"), only

Employees who are eligible to participate in the cash or deferred arrangement under the Plan shall be counted.

      If a Highly Compensated Employee participates in two (2) or more plans described in Section 401(a) of the Internal Revenue Code which are maintained by a Participating Company or an Affiliated Company and to which contributions subject to Section 401(m) of the Internal Revenue Code are made, all such contributions shall be aggregated for purposes of this Average Contribution Percentage Test. In addition, if two (2) or more plans maintained by a Participating Company or an Affiliated Company to which contributions subject to Section 401(m) of the Internal Revenue Code are made are aggregated for purposes of Internal Revenue Code Section 401(a)(4) or 410(b) (other than the average benefits test under Section 410(b)(2)(A)(ii)), all such plans shall be treated as one plan for purposes of this Average Contribution Percentage Test. Furthermore, if any Highly Compensated Employee who is either a Five-Percent Owner or in the group consisting of the ten (10) Highly Compensated Employees paid the greatest Compensation by the Participating Companies and the Affili-ated Companies during the Plan Year has a Family Member (as defined in Paragraph C of this Section Six) participating in this Plan, any compensation paid to such Family Member and any Company Matching Contributions allocated to such Family Member shall be aggregated with the compensation and the Company Matching Contributions of such Highly Compensated Employee for purposes of this Paragraph D.

      The amount of any Excess Aggregate Contributions for a Plan Year
(together with earnings or losses allocable to such contributions for such Plan
Year) shall be forfeited by the Highly Compensated Employees on whose behalf such Excess Aggregate Contributions were contributed to the Trust, based upon the respective portions of the Excess Aggregate Contributions attributable to each such Highly Compensated Employee. The amount of the Excess Aggregate Contributions for a Plan Year to be forfeited by each such Highly Compensated Employee shall be determined by the use of a leveling method, under which the Average Contribution Percentage ratio of the Highly Compensated Employee with the highest ratio shall be reduced to the extent necessary to enable the Plan to satisfy the Average Contribution Percentage Test for such Plan Year or to cause such Highly Compensated Employee's ratio to equal the ratio of the Highly Compensated Employee with the next highest Average Contribution Percentage ratio. This process shall be repeated until the Plan satisfies the Average Contribution Percentage Test for such Plan Year.

      Any Excess Aggregate Contributions (together with earnings or losses thereon) which are forfeited under this Paragraph D shall be treated in the same manner as forfeitures of Non-Vested Amounts under Paragraph C of Section Fourteen of the Plan.

      E.   Additional Adjustments.  In accordance with regulations issued by
           ----------------------
the Internal Revenue Service under Internal Revenue Code Sections 401(k) and 401(m), the Administrative Committee may, in its sole discretion, treat some or all of the Company Matching Contributions as being subject to the Average Deferral Percentage Test described in Paragraph C, above, and may make such other adjustments to the amounts contributed and allocated under the Plan as may be necessary to comply with the multiple use test established under Treasury Regulation Section 1.401(m)-2.


                                 SECTION SEVEN

                      ALLOCATION TO PARTICIPANTS' ACCOUNTS
                      ------------------------------------

      A.   Maintenance of Accounts.  There shall be maintained on behalf of
           -----------------------
each Participant a Company Contribution Account, a Salary Reduction Contribution Account, and, if applicable, a Company Stock Account, a Voluntary Account and/or a Rollover Account. The Participant's interest in his Company Contribution Account shall be subject to the vesting schedule set forth in Paragraph A of Section Fourteen. The Participant's interest in his Salary Reduction Contribution Account, and, if applicable, his Company Stock Account, his Voluntary Contribution Account and/or his Rollover Account shall be one hundred percent (100%) vested at all times.

      B.   Method of Allocating Salary Reduction Contributions.  Subject to
           ---------------------------------------------------
the limitations of Paragraph D of this Section Seven, the Salary Reduction Contributions for each Plan Year shall be allocated among the Salary Reduction Contribution Accounts of all Participants who elected to reduce their Compensation for such

Plan Year pursuant to the provisions of Paragraph A of Section Six. The amount to be allocated to each such Participant's Salary Reduction Contribution Account for such Plan Year shall be equal to the amount by which such Participant elected to reduce his Compensation for such Plan Year pursuant to the provisions of Paragraph A of Section Six.

      C.   Method of Allocating Company Matching Contributions.  Subject to
           ---------------------------------------------------
the limitations of Paragraph D of this Section Seven, the Company Matching Contribution for each Plan Year shall be allocated among the Company Contribution Accounts of all Eligible Participants (as defined in Paragraph B of Section Six of the Plan) in an amount (not to exceed six percent (6%) of each such Eligible Participant's Compensation) equal to a percentage of the amount by which each such Eligible Participant elected to reduce his Compensation for such Plan Year pursuant to the provisions of Paragraph A of Section Six, which percentage shall be based upon the Eligible Participant's Years of Service in accordance with the following schedule:

       Years of Service                  Matching Percentage
       ----------------                  -------------------

       1 to 5 years                               25%
       6 to 9 years                               75%
       10 or more years                          100%


      D.   Limitation on Annual Additions.
           ------------------------------

           (i) Notwithstanding any other provisions of the Plan, the sum of the Annual Additions to a Participant's Accounts for any Limitation Year shall not exceed the lesser of (i) Thirty

Thousand Dollars ($30,000) or, if greater, one-fourth (1/4) of the dollar limitation then in effect under Section 415(b)(1)(A) of the Internal Revenue Code, or (ii) twenty-five percent (25%) of such Participant's Limitation Year Compensation. The term "Annual Additions" to a Participant's Accounts for any Limitation Year shall mean the sum of:

                 (a) All Participating Company contributions allocated to the Participant's Accounts for the Plan Year ending with such Limitation Year; and

                 (b) If employee contributions are permitted under the Plan, the amount of such Participant's employee contributions (excluding any Rollover Amount) for the Plan Year ending with such Limitation Year.

           (ii) In the event that it is determined that, but for the limitations contained in subparagraph (i) of this Paragraph D, the Annual Additions to a Participant's Accounts for any Limitation Year would be in excess of the limitations contained herein, such Participant's allocable share of the Company Matching Contribution shall be reduced to the extent necessary to bring such Annual Additions within the limitations contained in subparagraph (i) of this Paragraph D.

           (iii) If and to the extent that the amount of any Participant's share of the Company Matching Contribution is reduced in accordance with the provisions of subparagraph (ii) of this Paragraph D, the amount of such reductions shall be maintained in a suspense account under the Trust (hereinafter referred to as the "Suspense Account") to be allocated among Participants in the next succeeding Plan Year, in accordance with the provisions of Paragraph B of this Section Seven, as if such amount were part of the Company Matching Contribution for such next succeeding Plan Year (and succeeding Plan Years, as necessary). In addition, the following rules shall apply to any Suspense Account established in accordance with this subparagraph (iii):

                 (a) No portion of the net income, loss, appreciation or depreciation in the value of the Trust Fund may be allocated to such Suspense Account.

                 (b) The maximum Company Matching Contribution for any Plan Year in which a Suspense Account exists may not exceed the difference between:

                      (A) The maximum Company Matching Contribution which could be allocated among all Eligible Participants for such Plan Year in accordance with the provisions of this Section Seven,

                                 Less
                                 ----

                      (B)  The full amount of the Suspense Account.

                 (c) In the event that the Plan is terminated at a time when a Suspense Account exists and in the further event that the full amount of such Suspense Account cannot be allocated among the Participants in the Plan as of the date of the termination of the Plan due to the restrictions set forth in this Section Seven, then, notwithstanding any other provision of this

Plan or the Trust Agreement to the contrary, the amount of such Suspense Account that cannot be allocated among the Participants shall revert to the Participating Companies.

          E.  Limitations on Annual Additions Due to Participation in Other
              -------------------------------------------------------------
Defined Contribution Plans.  In the event that any Participant in this Plan is a
--------------------------
participant in any other Defined Contribution Plan (whether or not terminated) maintained by a Participating Company or an Affiliated Company, the total amount of Annual Additions to such Participant's accounts in all such Defined Contribution Plans shall not exceed the limitations set forth in Paragraph D of this Section Seven. If it is determined that as a result of the limitations set forth in this Paragraph E the Annual Additions to a Participant's Accounts in this Plan must be reduced, such reduction shall be accomplished in accordance with the provisions of Paragraph D of this Section Seven.

          F.  Limitations on Annual Additions Due to Participation in Defined
              ---------------------------------------------------------------
Benefit Plans.  In the event that any Participant in this Plan is a participant
-------------
in one or more Defined Benefit Plans (whether or not terminated) maintained by a Participating Company or an Affiliated Company, then for any Limitation Year the sum of the Defined Benefit Plan Fraction for such Limitation Year and the Defined Contribution Plan Fraction for such Limitation Year shall not exceed one (1.0). If it is determined that as a result of the limitations set forth in this Paragraph F the Annual Additions to a Participant's Accounts in this Plan must be reduced, such reduction shall be accomplished in accordance with the provisions of Paragraph D of this Section Seven.

          G.    Definitions Relating to Annual Additions Limitations.  For
                ----------------------------------------------------
purposes of Paragraphs D, E, F and this Paragraph G of Section Seven, the following definitions shall apply:

                (i) "Retirement Plan" shall mean (a) any profit-sharing, pension or stock bonus plan described in Sections 401(a) and 501(a) of the Internal Revenue Code, (b) any annuity plan or annuity contract described in Sections 403(a) or 403(b) of the Internal Revenue Code, (c) any qualified bond purchase plan described in former Section 405(a) of the Internal Revenue Code, and (d) any individual retirement account, individual retirement annuity or retirement bond described in Sections 408(a), 408(b) or former Section 409 of the Internal Revenue Code.

               (ii) "Defined Contribution Plan" shall mean a Retirement Plan which provides for an individual account for each participant and for benefits based solely on the amount contributed to the participant's accounts, and any income, expenses, gains and losses, and any forfeitures of accounts of other participants which may be allocated to such participant's account.

              (iii) "Defined Benefit Plan" shall mean any Retirement Plan which does not meet the definition of a Defined Contribution Plan.

               (iv) "Defined Benefit Plan Fraction," for any Limitation Year, shall mean a fraction (a) the numerator of which is the projected annual benefit of the Participant (the annual benefit to which such participant would be entitled under the terms of the Defined Benefit Plan on the assumptions that he continues employment until his normal retirement age as determined under the terms of such Defined Benefit Plan, that his compensation continues at the same rate as in effect in the Limitation Year under consideration until the date of his normal retirement age and that all other relevant factors used to determine benefits under such Defined Benefit Plan remain constant as of the current Limitation Year for all future Limitation Years) under all Defined Benefit Plans maintained by the Participating Companies and the Affiliated Companies, determined as of the close of the Limitation Year, and (b) the denominator of which is the lesser of (I) the product of the dollar limitation in effect under Section 415(b)(1)(A) of the Internal Revenue Code for such Limitation Year multiplied by one and twenty-five one-hundredths (1.25) or
(II) the product of the Participant's average compensation for his high three years multiplied by one and four tenths (1.4).

                (v) "Defined Contribution Plan Fraction," for any Limitation Year, shall mean a fraction (a) the numerator of which is the sum of the Annual Additions to the Participant's accounts under all Defined Contribution Plans maintained by the Participating Companies and the Affiliated Companies in such Limitation Year, and (b) the denominator of which is the sum of the lesser of the following amounts for such Limitation Year and for all prior Limitation Years during which he performed service recognized under such plans: (I) the product of the dollar limitation in effect under
Section 415(c)(1)(A) of the Internal Revenue Code for each such Limitation Year times one and twenty-five one-hundredths (1.25) or (II) the product of twenty-five percent (25%) of such Participant's Limitation Year Compensation for such Limitation Year times one and four tenths (1.4).

               (vi) "Limitation Year" shall mean the twelve (12) consecutive month period ending on December 31 of each year.

              (vii) "Limitation Year Compensation" shall mean the aggregate of all wages, salaries, and other amounts paid for personal services rendered which are received by an Employee from the Participating Companies and the Affiliated Companies within a Limitation Year, to the extent that such amounts are includible in gross income. Limitation Year Compensation shall not include deferred compensation, stock options and other distributions which receive special tax benefit. Limitation Year Compensation shall be calculated in accordance with the provisions of Section 415(c)(3) of the Internal Revenue Code and the regulations issued thereunder.

          H.    Change of Employee Status.  If any Participant does not suffer a
                -------------------------
Termination of Employment but ceases to be an Employee by reason of becoming (i) a nonresident alien or (ii) included in a unit of employees covered by a collective bargaining agreement with regard to which there has been good faith bargaining with respect to retirement benefits, then unless the applicable collective bargaining agreement otherwise provides, during the period that such Participant is not an Employee, (a) such Participant shall not receive any further allocation of any contributions under the Plan, other than an allocation of the Salary Reduction Contributions made on behalf on such Participant for the period of time during which he was an Employee and an allocation of the Company Matching Contribution for the Plan Year in which he ceased to be an Employee if he completed one thousand (1,000) or more Hours of Service with the Participating Companies during the portion of such Plan Year prior to the date on which he so ceased to be an Employee, and (b) such Participant's Accounts shall continue to share in the earnings or losses of the Trust Fund. If any person who derives Compensation from the Company does not become a Participant in the Plan because he is not an Employee and he subsequently qualifies as an Employee, such person shall become eligible to become a Participant in the Plan immediately upon such change of status if he has then fulfilled the requirements for eligibility set forth in Section Three.

                                 SECTION EIGHT

                            EVALUATION OF TRUST FUND
                            ------------------------

          The Trustee shall evaluate the Trust Fund at fair market value as of the close of business on the last day of the Plan Year. In making such evaluation, the Trustee shall deduct all charges, expenses and other liabilities, if any, contingent or otherwise, then chargeable against the Trust Fund and not otherwise payable by the Participating Companies, in order to give effect to income realized and expenses paid or incurred, losses sustained and unrealized gains or losses constituting appreciation or depreciation in the value of Trust investments since the last previous valuation. All such charges shall be allocated among the Accounts of the Participants in an equitable manner based upon the source and nature of such charges and the Investment Funds in which each such Account has been invested. As soon as practicable after such valuation, the Trustee shall deliver in writing to the Administrative Committee and to the Board of Directors of the Sponsoring Company a valuation of the Trust Fund, including a separate breakdown of each Participant's Accounts, together with a statement of the amount of net income or loss (including appreciation or depreciation in the value of Trust investments) since the last previous valuation.

                                  SECTION NINE

                             PARTICIPANTS' ACCOUNTS
                             ----------------------

          A.  Separate Accounts.  A separate Company Contribution Account, a
              -----------------
separate Salary Reduction Contribution Account, and, if applicable, a separate Company Stock Account, a separate Voluntary Account, a separate Rollover Account and any other account deemed necessary by the Administrative Committee shall be maintained for each Participant. The amount contributed by a Participant or allocated to such Participant shall be credited to his Accounts in the manner set forth in Sections Six and Seven hereof. All payments to a Participant or his Beneficiaries shall be charged against the respective Accounts of such Participant.

          B.  Accounts of Participants Transferred to an Affiliated Company.  If
              -------------------------------------------------------------
a Participant is transferred to an Affiliated Company which has not adopted the Plan, the amount in the Trust which is credited to his Accounts shall continue to be governed by the provisions of the Plan and Trust.

          C.  Annual Adjustment of Participant's Accounts.  Promptly after
              -------------------------------------------
preparation of the Trustee's evaluation, as provided in Section Eight above, the Accounts of each Participant shall be adjusted so that the amount of net income, loss, appreciation or depreciation in the value of assets invested in an Investment Fund shall be allocated equitably and exclusively to the Participants' Accounts invested in such Investment Fund.

          D.  Investment of Contributions.
              ---------------------------

              (i) Participant-Directed Investments. In accordance with
                  --------------------------------
procedures established by the Administrative Committee, each Participant shall have the opportunity, on or before each Investment Election Date, to make an Investment Election with the Administrative Committee or its delegate. This election shall be effective beginning on the Investment Election Date following its receipt by the Administrative Committee or its delegate and shall continue in effect until revoked or modified as of a subsequent Investment Election Date. Any such modification or revocation of an Investment Election shall be effective on the Investment

Election Date following the receipt by the Administrative Committee or its delegate of a new Investment Election. The following restrictions shall apply to such investment elections:

          (a) No election may be made in violation of any applicable investment contract or other agreement establishing an Investment Fund;

          (b) Transfers among the available Investment Funds may be made only in whole percentage multiples of one percent (1%) of the balances therein; and

          (c) Prior to January 1, 1997, no shares of Company Stock which have been allocated to a Participant's Company Contribution Account or Company Stock Account may be liquidated or otherwise converted into another form of investment except in the case of a distribution of benefits from such Account. On and after January 1, 1997, shares of Company Stock which have been allocated to a Participant's Company Contribution Account or Company Stock Account may be liquidated or otherwise converted into another form of investment. Any shares of Company Stock which must be acquired by the Trust to effectuate an investment election shall be purchased on the open market (or otherwise acquired in any other manner as may be specified from time to time by the Administrative Committee) as soon as practicable after the next applicable Valuation Date. Any dividends paid with respect to Company Stock shall be used to purchase additional whole or partial shares of Company Stock as soon as practicable after the next Valuation Date.

          In addition, the Administrative Committee, in its sole discretion, may from time to time establish special Investment Election Dates to provide the Participants with additional opportunities to designate the manner in which their Accounts shall be allocated among the then-available Investment Funds.

             (ii) Administrative Committee Directed Investments.  All Accounts
                  ---------------------------------------------
(other than Company Stock Accounts) not subject to an Investment Election filed with the Administrative Committee pursuant to subparagraph (i) above shall be invested in a money market fund or other liquid or pooled fund investment vehicle selected by the Administrative Committee.

          E.  Treatment of Participants Transferred to In-Home Health, Inc.  In
              -------------------------------------------------------------
the event that a Participant is transferred to the employ of In-Home Health, Inc., such Participant's Hours of Service performed on behalf of In-Home Health, Inc. shall be recognized in determining such Participant's Years of Service under this Plan when computing the vested amount in such Participant's Company Contribution Account under this Plan. However, no further benefits shall accrue under this Plan with respect to compensation earned by such Participant as an employee of In-Home Health, Inc. Finally, so long as the Sponsoring Company is in 'effective control' of In-Home Health, Inc., as defined by Treas. Reg. (S) 414(c)-2(c)(2), such Participant shall not be entitled to receive a distribution from this Plan until such Participant terminates employment with In-Home Health, Inc.

          F.  Special Rules Regarding Choice Hotels International, Inc. Stock.
              ---------------------------------------------------------------
It is anticipated that the Sponsoring Company shall cause a stock dividend to be paid in shares of Choice Hotels International, Inc. stock and that such dividend shall be paid with respect to all shares of Company Stock including Company Stock allocated to the Company Stock Accounts and the Company Contribution Accounts of Participants under this Plan. The Administrative Committee shall establish a uniform and non-discriminatory set of procedures pursuant to which a Participant may elect that all or any portion of the Choice Hotels International, Inc. stock received with respect to Company Stock held in a Company Stock Account or Company Contribution Account be liquidated and the proceeds therefrom reinvested among the then-available investment funds. It is anticipated that such election period shall occur in November and December of 1996. Choice Hotels International, Inc. stock which is not so liquidated will be retained in the Participant's Company Stock Account and Company Contribution Account. Such shares may not be liquidated prior to the payment of benefits to such Participant from his Company Stock Account and Company Contribution Account in accordance with the provisions of the Plan. Any dividends payable with respect to Choice Hotels International, Inc. stock retained by the Plan will be reinvested in additional shares of Choice Hotels International, Inc. stock.

                                  SECTION TEN

                               COMMON TRUST FUND
                               -----------------

          The fact that for administrative purposes separate Accounts are maintained for each Participant shall not be deemed to segregate for such Participant, or to give such Participant any direct interest in, any specific assets in the Trust Fund held by the Trustee. All such assets may be held and administered by the Trustee as a commingled fund.

                                 SECTION ELEVEN

                              DISABILITY BENEFITS
                              -------------------

          A.    Disability Retirement Benefits.  If a Participant retires by
                ------------------------------
reason of a Total and Permanent Disability while in the employ of a Participating Company or an Affiliated Company, his Company Contribution Account shall fully vest, and he shall be entitled to receive benefits equal to the total amount in his Accounts in the Plan as determined in accordance with the provisions of Paragraph A of Section Fifteen hereof. Such benefits shall be paid at the time and in the manner specified in Section Fifteen of the Plan.

          B.    Determination of Disability.  The Administrative Committee shall
                ---------------------------
determine whether a Participant has suffered a Total and Permanent Disability and its determination in that respect shall be binding upon the Participant. In making its determination, the Administrative Committee may (i) require the Participant to submit to medical examinations by doctors selected by the Administrative Committee or (ii) rely upon a determination that the Participant is entitled to disability benefits payable under Title II of the Social Security Act, 42 U.S.C. 301 et seq., or similar subsequent section, as
                                   -- ---
evidenced by a Certificate of Social Security Insurance Award. The provisions of this Section Eleven shall be uniformly and consistently applied to all Participants.

                                 SECTION TWELVE

                              RETIREMENT BENEFITS
                              -------------------

          If a Participant is employed by a Participating Company or an Affiliated Company on his Retirement Date, his Company Contribution Account shall fully vest at that time. If the Participant continues in a Participating Company's employ after his Retirement Date, he shall continue to be eligible to elect to have Salary Reduction Contributions made on his behalf under the Plan and to share in the allocations of Company Matching Contributions under the Plan until his actual retirement. Upon retirement on or after attaining his Retirement Date, a Participant shall be entitled to receive benefits equal to the total amount in his Accounts in the Plan as determined in accordance with the provisions of Paragraph A of Section Fifteen hereof. Such benefits shall be paid at the time and in the manner specified in Section Fifteen of the Plan.

                                SECTION THIRTEEN

                                 DEATH BENEFITS
                                 --------------

          A.    Death Benefits.  Upon the death of a Participant who is employed
                --------------
by a Participating Company or an Affiliated Company at the time of his death, such deceased Participant's Company Contribution Account shall fully vest, and his Beneficiary shall be entitled to receive benefits equal to the total amount in the deceased Participant's Accounts in the Plan as determined in accordance with the provisions of Paragraph A of Section Fifteen hereof. Upon the death of a Participant who is not employed by a Participating Company or an Affiliated Company at the time of his death, such deceased Participant's Beneficiary shall be entitled to receive benefits equal to the vested amount in the deceased Participant's Accounts in the Plan as determined in accordance with the provisions of Paragraph A of Section Fourteen. In either event, such benefits shall be paid at the time and in the manner specified in Section Fifteen of the Plan.

          B.    Designation of Beneficiaries.  Subject to rules contained in the
                ----------------------------
following paragraph, each Participant may designate one or more Beneficiaries and contingent Beneficiaries by delivering a written designation thereof over his signature to the Administrative Committee. Again subject to the rules contained in the following paragraph, a Participant may designate different Beneficiaries at any time by delivering a new written designation over his signature to the Administrative Committee. Any such designation shall become effective only upon its receipt by the Administrative Committee. The last effective designation received by the Administrative Committee shall supersede all prior designations. A designation of a Beneficiary shall be effective only if the designated Beneficiary survives the Participant.

          Notwithstanding the above, if a Participant is married at the time of his death, such Participant's surviving spouse shall be his Beneficiary, unless such spouse has waived this right and consented to the Participant's designation of a different Beneficiary. Any such spousal consent must be in writing, must acknowledge the effect of the waiver, and must be witnessed by a notary public. Any subsequent designation of a Beneficiary by the Participant shall require a new spousal consent, unless the spouse's original consent expressly permits future changes without additional spousal consent.

          C.    Failure of Participant to Designate.  If a Participant fails to
                -----------------------------------
designate a Beneficiary, or if no designated Beneficiary survives the Participant, the Participant shall be deemed to have designated the following Beneficiaries (if then living) in the following order of priority: (1) his spouse, (2) his children, including adopted children and stepchildren, in equal shares, (3) his parents, in equal shares, and (4) his estate.

          D.    Beneficiaries' Rights.  Whenever the rights of a Participant are
                ---------------------
stated or limited in the Plan, his Beneficiaries shall be bound thereby.

                                 SECTION FOURTEEN

                        EMPLOYMENT TERMINATION BENEFITS
                        -------------------------------

          A.   Vesting Upon Termination of Employment.  In the event of the
               --------------------------------------
Termination of Employment of a Participant, such Participant shall be entitled to receive (i) one hundred percent (100%) of the amounts (if any) in his Salary Reduction Contribution Account, his Company Stock Account, his Voluntary Account, and his Rollover Account, and (ii) the following percentage of the amount in his Company Contribution Account, based upon the number of his Years of Service prior to such Termination of Employment, as follows:

                   Years of Service           Percentage
                   ----------------           ----------
                   Less than 3 years           None
                   3 years                     20%
                   4 years                     40%
                   5 years                     60%
                   6 years                     80%
                   7 or more years            100%

Such benefits shall be paid at the time and in the manner set forth in Section Fifteen of the Plan.

          B.    Counting Years of Service.  For purposes of this Section
                -------------------------
Fourteen, all Years of Service (whether or not continuous) shall be taken into account, except Years of Service which are disregarded as follows:
          (i) In the case of any Participant who has a One-Year Break in Service, Years of Service before such break shall not be taken into account until such Participant has completed a Year of Service after such break.

          (ii) In the case of any Participant who has no vested amount in the Plan attributable to Participating Company contributions, Years of Service before any period of consecutive One-Year Breaks in Service shall not be taken into account if the number of consecutive One-Year Breaks in Service equals or exceeds the greater of (a) five (5) or (b) the aggregate number of Years of Service before such break. Such aggregate number of Years of Service before such break shall be deemed not to include any Years of Service not required to be taken into account under this Paragraph B by reason of any prior breaks in service.

          (iii) In the case of any Participant who has five (5) or more consecutive One-Year Breaks in Service, Years of Service after such break shall not be taken into account for purposes of determining the vested amount in his Company Contribution Account which accrued prior to such break.

          C.    Forfeiture of Non-Vested Amount.  The excess of (i) the amount
                -------------------------------
in the Company Contribution Account of a Participant whose Termination of Employment has occurred, over (ii) the vested amount in such Company Contribution Account as determined in accordance with the vesting schedule set forth in Paragraph A of this Section Fourteen (such difference being referred to herein as the "Non-Vested Amount") shall be forfeited upon the earlier of (i) the Participant's receipt of a distribution of his total vested Accounts under the Plan, or (ii) his incurring his second (2nd) consecutive One-Year Break in Service following such Termination of Employment. For this purpose, if such a

Participant had no vested Accounts in the Plan upon his Termination of Employment, he shall be deemed to have received a distribution of zero dollars ($0) from the Plan upon his Termination of Employment, representing a distribution of his total vested Accounts under the Plan.

          If a Participant who has received a distribution of his total vested Accounts under the Plan (i) is rehired by a Participating Company and performs more than five hundred (500) Hours of Service in any Plan Year before incurring five (5) consecutive One-Year Breaks in Service and (ii) repays the full amount of his prior distribution within five (5) years of the date on which he is rehired by the Participating Company, any previously forfeited Non-Vested Amount shall be restored to his Company Contribution Account, and he shall continue to earn future Years of Service for purposes of determining the vested amount in such Account without regard to his cessation of employment. The funds needed to restore such a Participant's Non-Vested Amount shall be drawn first from any Account balances forfeited under the provisions of this Paragraph C or under the provisions of Paragraph G of Section Fifteen during the Plan Year in which such restoration is required. If such sources are not sufficient to fully restore the previously forfeited Non-Vested Amount to the Participant's Company Contribution Account, the Participating Company which rehired such Employee shall make a special contribution earmarked to fund the remainder of the amount needed.

          Subject to the immediately preceding paragraph and to the provisions of Paragraph G of Section Fifteen, all Non-Vested Amounts which are forfeited during a Plan Year under this Paragraph C shall be used to reduce the future cost of benefits by applying such forfeited Non-Vested Amounts to the current or the following year's Company Matching Contribution required under the Plan.

                                SECTION FIFTEEN

                              PAYMENT OF BENEFITS
                              -------------------

          A.  Retirement, Disability and Death Benefits.  The Administrative
              -----------------------------------------
Committee shall make distribution of the benefits payable to a Participant (or, if applicable, his Beneficiary) upon such Participant's retirement on or after attaining his Retirement Date or upon sustaining a Total and Permanent Disability or upon such Participant's death while employed by a Participating Company or an Affiliated Company. Such distribution shall be made as soon as administratively feasible following the close of the Plan Year in which such retirement, Total and Permanent Disability or death occurs, and shall be based upon the balance in such Participant's Accounts as of the Valuation Date coincident with or immediately preceding such distribution.

          At the request of the Participant (or, if applicable, his Beneficiary), the Administrative Committee shall make such distribution prior to the close of the Plan Year in which such retirement, Total and Permanent Disability, or death occurs. In such event, the benefit payable to the Participant (or, if applicable, his Beneficiary) shall be based upon the balances in such Participant's Accounts as of the Valuation Date immediately preceding the distribution, supplemented, where applicable, by an amount representing any Salary Reduction Contributions contributed to the Plan on behalf of such Participant subsequent to such Valuation Date and any Rollover Amounts contributed to the Plan by such Participant subsequent to such Valuation Date.

          Notwithstanding the foregoing, if the total benefits payable to a Participant under this Paragraph A exceed Three Thousand Five Hundred Dollars ($3,500), such benefits may not be distributed to such Participant before he reaches his Retirement Date unless he consents to an earlier distribution.

          B.  Employment Termination Benefits.  The Administrative Committee
              -------------------------------
shall make an employment termination benefit distribution to a Participant (or, if applicable, his Beneficiary) as soon as administratively feasible following the close of the Plan Year in which the Participant's Termination of Employment occurs. The benefits payable to a Participant (or, if applicable, his Beneficiary) upon such Participant's Termination of Employment shall be based upon the vested amount (as provided in Paragraph A of Section Fourteen) in his Company Contribution Account and the total amount in his other Accounts as of the Valuation Date coincident with or immediately preceding the date on which the distribution is made.

          At the request of the Participant (or, if applicable, his Beneficiary), the Administrative Committee shall, if administratively feasible, make such distribution prior to the close of the Plan Year in which the Participant's Termination of Employment occurs. In such event, the benefit payable to the Participant or Beneficiary shall be based upon the vested amount (as provided in Paragraph A of Section Fourteen) in such Participant's Company Contribution Account and the total amount in his other Accounts as of the Valuation Date immediately preceding the distribution, supplemented, where applicable, by an amount representing any Salary Reduction Contributions contributed to the Plan on behalf of such Participant subsequent to such Valuation Date and any Rollover Amounts contributed to the Plan by such Participant subsequent to such Valuation Date. In the event that an Employee incurs a Termination of Employment after the attainment of age fifty-five (55), any distribution made to such Employee shall be exempt from the ten percent (10%) additional tax on early distributions imposed under Section 72(t) of the Internal Revenue Code.

          Notwithstanding the foregoing, if the total vested benefits payable to a Participant under this Paragraph B exceed Three Thousand Five Hundred Dollars ($3,500), such benefits may not be distributed to such Participant before he reaches his Retirement Date unless he consents to an earlier such distribution.

          In the event that a distribution is made pursuant to this Paragraph B to a Participant who, at the time of such distribution, is not one hundred percent (100%) vested in the amount in his Company Contribution Account, the following rules shall apply:

          (i)   Establishment of Separate Ledger Account.  The Administrative
                ----------------------------------------
Committee shall establish a separate ledger account (hereinafter referred to as the "Separate Account") for such Participant as of the time of such distribution. The balance in such Participant's Company Contribution Account immediately following such distribution shall be transferred to this Separate Account and shall constitute the initial balance of this Separate Account. For this purpose, all references to a Participant's Company Contribution Account in the Plan shall be deemed applicable to such Participant's Separate Account.

          (ii)  Subsequent Payments.  In the event that after such distribution
                -------------------
the former Employee is rehired by a Participating Company but then again incurs a Termination of Employment at a time when such Participant is less than one hundred percent (100%) vested in his Separate Account, then the nonforfeitable portion of such Participant's Separate Account for purposes of Paragraph A of Section Fourteen shall be an amount equal to:

                        (A) The vesting percentage set forth in Paragraph A of Section Fourteen applicable to such Participant at the time of such subsequent distribution,
                        Multiplied by:
                        -------------

                        (B) The sum of the present balance in the Separate Account plus the sum of all prior distribution amounts,
        ----

                        Less:
                        ----

                        The sum of all prior distribution amounts.

          C.  Methods of Payment of Benefits.  Except as otherwise provided in
              ------------------------------
this Section Fifteen, the Administrative Committee shall make distribution of the benefits payable under Paragraph A or B of this Section Fifteen in accordance with the method of distribution set forth below selected by the Participant (or in the case of death benefits, by the Participant's Beneficiary):

              (i)  Total Distribution.  Benefits may be paid in the form of a
                   ------------------
total distribution of the amount payable, in cash, to the Participant or Beneficiary within one taxable year of such Participant or Beneficiary.

             (ii)  Annuity Payments.  Benefits may be paid as an annuity for a
                   ----------------
fixed number of years without regard to the duration of the life of the Participant or Beneficiary. Any benefit in the form of annuity payments shall be provided by the purchase of a nontransferable immediate or deferred payment annuity contract from an insurance company selected by the Administrative Committee. Any annuity contract so purchased shall be delivered to the Participant or Beneficiary.

            (iii)  Installment Payments.  Benefits may be paid (a) in the form
                   --------------------
of approximately equal annual, semi-annual, quarterly or monthly installments, over a fixed period of time, or (b) in the form of annual payments over a specified period of years in an amount for each year equal to the value of the Participant's Accounts as of the Valuation Date for such year multiplied by a fraction whose numerator is one (1) and whose denominator is the number of years remaining in such specified period of years.

          At the election of a Participant or Beneficiary, the payment of any benefits to the Participant in installments may be accelerated and the unpaid balance distributed to such Participant or Beneficiary in a single distribution.

             (iv)  Limits on Deferred Payments.  In the event that benefits are
                   ---------------------------
distributed in the form of annuity payments or installment payments, such benefits shall be paid in substantially equal periodic amounts over a period of years such that the cost or present value of the payments to be made to the Participant during his life expectancy is greater than one-half (1/2) of the amount credited to his Accounts at the date such payments commence. In no event may the Trustee pay to a Participant or Beneficiary interest only on his benefits.

              (v)  Distribution of Company Stock.  Notwithstanding the
                   -----------------------------
foregoing, the distribution of the benefits attributable to that portion of the Participant's Company Stock Account and Company Contribution Account held in the form of Company Stock shall be made (i) in cash if the aggregate number of shares in such accounts is fifty (50) or less, or (ii) in cash or Company Stock or both if the aggregate number of shares in such accounts is more than fifty
(50). Prior to making a distribution of benefits, the Administrative Committee shall advise the Participant (or, if applicable, his Beneficiary) in writing of the right to demand that that portion of the Participant's

Company Stock Account and Company Contribution Account held in the form of Company Stock be distributed solely in Company Stock, if such accounts contain in the aggregate greater than fifty (50) shares. If the Participant (or, if applicable, his Beneficiary) fails to make such demand in writing within ninety
(90) days after receipt of such written notice, the Administrative Committee shall direct the Trustee to make distribution of that portion of the Participant's Company Stock Account and Company Contribution Account held in Company Stock in such form as the Administrative Committee, in its sole discretion, shall determine.

          If a Participant (or, if applicable, his Beneficiary) demands that that portion of the Participant's Company Stock Account and Company Contribution Account held in the form of Company Stock be distributed solely in Company Stock, and if such accounts contain in the aggregate greater than fifty (50) shares, the distribution of such applicable portion of his Company Stock Account and Company Contribution Account held in the form of Company Stock shall be made entirely in whole shares or other units of Company Stock. Any cash balance in the Participant's Company Stock Account shall be used to acquire for distribution the maximum number of whole shares or other units of Company Stock at the then fair market value. Any fractional unit of the unexpended balance shall be distributed in cash. If Company Stock is not available for purchase by the Trustee, then the Trustee shall hold such balance until Company Stock is acquired and then make such distribution. If the Trustee is unable to purchase the Company Stock required for distribution, it shall make distribution in cash within one (1) year after the date the distribution was to be made, except in the case of a retirement distribution, which shall be made within sixty (60) days after the close of the Plan Year in which the Participant's retirement occurs.

          D.  Required Distributions.  Notwithstanding any other provision of
              ----------------------
the Plan to the contrary, unless a Participant elects otherwise, or fails to submit proper documentation, the distribution of his benefits under the Plan shall begin no later than the sixtieth (60th) day after the close of the Plan Year in which the latest of the following events occurs: (i) the Participant
                  ------
reaches his Retirement Date, (ii) the ten (10) year anniversary of the date the Participant commenced participation in the Plan occurs, or (iii) the Participant terminates employment with the Participating Companies and all Affiliated Companies.

          Also notwithstanding any other provision of the Plan to the contrary and in accordance with the provisions of Section 401(a)(9) of the Internal Revenue Code, the distribution of a Participant's benefits under the Plan shall commence no later than April 1 of the calendar year following the calendar year in which the Participant attains age seventy and one-half (70-1/2), regardless of whether the Participant is still employed by a Participating Company or an Affiliated Company at that time.

However, distribution to a Participant who (i) attained age seventy and one-half (70-1/2) prior to January 1, 1988 and (ii) was not a Five-Percent Owner at any time during the five (5) Plan Year period ending in the calendar year in which the Participant attained age seventy and one-half (70-1/2) need not begin until such Participant actually retires. In addition, benefits payable to or on behalf of any Participant who, on or before December 31, 1983, made a valid designation of method of distribution (as described in Section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act of 1982) shall (if such designation has not been revoked by the Participant) be paid in accordance with such designation; provided, however, that the Administrative Committee may disregard, accelerate the payments under, or otherwise modify such designation to the extent it deems necessary to preserve the tax-qualified status of the Plan and Trust.

          All benefit distributions must be paid over a period of time which does not exceed the life expectancy of the Participant or the combined life expectancy of the Participant and his Designated Beneficiary (as defined below). In the event a Participant dies after distribution of his benefits has begun,
                                -----
but before the Participant's full benefits have been distributed, the remaining portion of such benefits shall be distributed at least as rapidly as under the method of distribution being used as of the date of his death. In the event a Participant dies prior to commencement of the receipt of benefits, the death
                 --------
benefits attributable to such Participant shall be distributed within five (5) years of the Participant's death, provided, however, that any portion of the death benefits which is payable to (or for the benefit of) a Designated Beneficiary may be distributed, commencing within one (1) year of the Participant's death, over the life of such Designated Beneficiary (or over a period not extending beyond the life of such Designated Beneficiary) and further provided that if the Designated Beneficiary is the Participant's surviving spouse, distribution need not begin earlier than the date on which the Participant would have attained age seventy and one-half (70-1/2). For purposes of this paragraph, the term "Designated Beneficiary" shall mean an individual designated (or deemed to be designated under Paragraph C of Section Thirteen) as a Beneficiary by the Participant.

          E.  Distribution of Small Account Balances.  Notwithstanding any other
              --------------------------------------
provision of the Plan to the contrary, if the total value of the vested Accounts to be distributed to a Participant (or, if applicable, his Beneficiary) on account of such Participant's retirement after attaining his Retirement Date or after sustaining a Total and Permanent Disability, his death, or his Termination of Employment is Three Thousand Five Hundred Dollars ($3,500) or less, the Administrative Committee shall distribute such benefits to such Participant (or, if applicable, his Beneficiary) in the form of a single payment of the total amount of such benefits. Such payment shall be made no later than sixty (60) days after the Valuation Date of the Plan Year within which such Participant so retires after attaining his Retirement Date or after sustaining a Total and Permanent Disability, dies or incurs a Termination of Employment, or as soon thereafter as is administratively feasible. Such payment shall be in full discharge of all obligations under the Plan with respect to such Participant or Beneficiary. However, no distribution may be made pursuant to this Paragraph E after the date benefit payments commence under the Plan without the written consent of the Participant (or, if the Participant has died, his surviving spouse).

          F.  Loans to Participants.  Pursuant to the procedures and limitations
              ---------------------
stated in that certain document entitled "Rules and Procedures Governing Plan Loans to Participants," upon the written application of a Participant, the Administrative Committee shall make a loan or loans to the Participant, provided:

              (i) that the total amount of any such loan to a Participant (when added to the outstanding balance of all previous loans, if any, made to the Participant by the Plan) shall not exceed the lesser of (a) Fifty Thousand
                                              ------
Dollars ($50,000) reduced by the excess (if any) of (I) the highest outstanding balance of all previous loans, if any, made to the Participant by the Plan during the one-year period ending on the day before the date the loan is made, over (II) the outstanding balance of all previous loans, if any, made to such Participant by the Plan on the date the loan is made, or (b) fifty percent

(50%) of the total vested amount of the Participant's Accounts at the time of the loan; and

             (ii) that the amount of the loan shall not be less than Seven Hundred Fifty Dollars ($750) or such other amount as the Administrative Committee may determine in its sole discretion.

          Interest shall be charged on such a loan at the prevailing rate of interest at the time of making the loan which persons in the business of lending money for loans would charge in similar circumstances.

          Each such loan shall be secured by a portion of the Participant's vested Accounts not otherwise used to secure loans to the Participant equal to the amount of the loan; provided, however, that at the time the loan is made no more than fifty percent (50%) of the total vested amount of the Participant's Accounts may be used to secure loans to the Participant under the Plan. Each such loan shall be considered an investment of the individual Accounts of the Participant used to secure the loan.

          Each loan made to a Participant pursuant to this Paragraph F shall be subject to substantially level amortization over the term of the loan, with payments due not less frequently than quarterly. Each loan by its terms shall be required to be repaid within five (5) years of the date of the loan is made; provided, however, that a "home loan" (as described in Section 72(p)(2)(B)(ii) of the Internal Revenue Code) may, in the discretion of the Administrative Committee, be repaid over a reasonable period of time in excess of five (5) years.

          Each such loan shall be repaid through salary withholding or other means approved by the Administrative Committee. In the event a Participant does not repay all or any portion of such loan when the same becomes due and payable, in addition to any legal remedies which the Administrative Committee may have, the Administrative Committee shall, upon the occurrence of an event permitting a distribution of the Participant's Accounts under this Plan, deduct the unpaid amount of such loan from the Participant's Accounts in the Plan.

          The Participant loan program established under this Paragraph F shall be subject to the terms and conditions of the "Rules and Procedures Governing Plan Loans to Participants." Such "Rules and Procedures Governing Plan Loans to Participants" shall contain, at a minimum, the information required under Department of Labor Regulations Section 2550.408b-1(d)(2). The terms and conditions of the "Rules and Procedures Governing Plan Loans to Participants" shall be established and approved by the Administrative Committee, which shall have the authority to amend such terms and conditions from time to time. A copy of the most recent "Rules and Procedures Governing Plan Loans to Participants" shall at all times be maintained by the Administrative Committee or its delegate.

          G.  Benefits of Persons Who Cannot Be Located.  If the Administrative
              -----------------------------------------
Committee determines in good faith that a Participant or Beneficiary entitled to receive a benefit payment hereunder cannot be located, the Administrative Committee shall nevertheless give written notice to such person of the fact that such benefit payment is payable to him under the Plan. Such written notice shall be given by United States mail to the person entitled to the benefit payment (according to the records of the Plan) at the last known address of such person. In addition, the Administrative Committee shall use such other means as are reasonably available to it in order to ascertain the location of such person. If such Participant or Beneficiary makes no claim for such benefit payment before the earlier of (i) a period of two (2) years after the giving of such written notice or (ii) the termination of the Plan, then the Administrative Committee shall declare a forfeiture of the benefit otherwise payable to such person, provided such person has not yet been located.

          Notwithstanding the foregoing, if a claim for payment of such benefit is thereafter made by the Participant or Beneficiary, such benefit shall be reinstated and paid in full. If such a valid claim for payment of benefits is subsequently made, the funds needed to pay such benefit shall be drawn first from any amounts forfeited under the provisions of this Paragraph G or under the provisions of Paragraph C of Section Fourteen during the Plan Year in which such payment is required. If such sources are not sufficient to fully pay such benefits, the Participating Company which last employed the Participant to whom such benefits are attributable shall make a special contribution earmarked to fund the remainder of the amount needed.

          Subject to the immediately preceding paragraph and to the provisions of Paragraph C of Section Fourteen, all amounts which are forfeited during a Plan Year under this Paragraph G shall be used to reduce the future cost of benefits by applying such forfeited amounts to the current or following year's Company Matching Contribution of the Participating Companies.

          H.  Pre-Retirement Distributions.  A Participant may elect to withdraw
              ----------------------------
all or any portion of his Voluntary Account prior to his retirement, death, Total and Permanent Disability or Termination of Employment. Only one such withdrawal may be made during any Plan Year. Amounts withdrawn from a Participant's Voluntary Account shall be distributed to the electing Participant within sixty (60) days following the first day of the month following the election. No pre-retirement distributions from a Participant's other Accounts in the Plan shall be made for any reasons other than the Participant's death, Total and Permanent Disability, or Termination of Employment.

          I.  Post-Age 59 1/2 Withdrawals.  A Participant may withdraw any
              ---------------------------
portion, including earnings thereon, of his vested Accounts at any time on or after attaining age 59 1/2, provided such Participant gives at least thirty (30) days advance written notice to the Administrative Committee. After making an initial post-age 59 1/2 withdrawal, a Participant may make additional withdrawals of any remaining amounts in his vested Accounts upon giving the applicable thirty (30) day advance notice at any time prior to his Termination of Employment.

          J.  Distribution for Minor Beneficiary.  In the event a distribution
              ----------------------------------
is to be made to a minor, then the Administrative Committee may, in its sole discretion, direct that such distribution be paid to the legal guardian, or if none, to a parent of such Beneficiary or a responsible adult with whom the Beneficiary maintains his residence, or to the custodian for such Beneficiary under the Uniform Gift to Minors Act or Gift to Minors Act, if such is permitted by the laws of the state in which said Beneficiary resides. Such a payment to the legal guardian or parent of a minor Beneficiary shall fully discharge the Trustee, Participating Companies and Plan from further liability on account thereof.

          K.  Hardship Withdrawals.  A Participant who has not reached age
              --------------------
fifty-nine and one-half (59-1/2) may withdraw an amount from his Salary Reduction Contribution Account prior to Termination of Employment only if such Participant displays, to the satisfaction of the Administrative Committee or its delegate, that such withdrawal is necessary in light of a financial hardship, that the amount requested to be withdrawn does not exceed the amount required to meet the financial needs created by the hardship and that such an amount is not reasonably available from the other resources of the Participant. The amounts which may be withdrawn under this Paragraph K shall not include earnings and gains on a Participant's Salary Reduction Contribution Account and may not exceed the value of such Salary Reduction Contribution Account at the time of withdrawal.

          The following expenses shall be deemed to constitute an immediate and heavy financial need: (i) medical expenses incurred by the Participant, his spouse or dependents; (ii) the purchase of a principal residence of the Participant (excluding mortgage payments); (iii) the payment of tuition for the next semester or quarter of post-secondary education for the Participant, his spouse, children or dependents; and (iv) expenses needed to prevent the eviction of the Participant from, or the foreclosure of the mortgage on, the Participant's principal residence. A withdrawal shall be permitted under this Paragraph only if the Participant has obtained all loans currently available under all plans maintained by the Participating Company.

          A Participant who has received a withdrawal pursuant to this Paragraph shall not be permitted to make or receive Salary Reduction Contributions for twelve (12) months after receipt of the hardship distribution, and his salary reduction elections shall be suspended for such period. Furthermore, for the calendar year following the withdrawal, the Maximum Reduction Amount for the Participant shall be reduced by the amount of the Participant's Salary Reduction Contributions for the calendar year during which the withdrawal occurred.

          L.  Eligible Rollover Distributions.  Notwithstanding any provision of
              -------------------------------
the Plan to the contrary that would otherwise limit a Distributee's election under this Paragraph L, with respect to all distributions made from the Plan on and after January 1,

1993, a Distributee may elect, at the time and in the manner prescribed by the Administrative Committee, to have all or any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover.

          As used in this Paragraph L, the following terms shall have the following meanings:
          (i) "Eligible Rollover Distribution" shall mean any distribution of all or any portion of the balance to the credit of a Distributee under the Plan, except that the term 'Eligible Rollover Distribution' shall not include any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated beneficiary, any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for a specified period of ten (10) years or more, any distribution to the extent such distribution is required under Section 401(a)(9) of the Internal Revenue Code or the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).
          (ii) "Eligible Retirement Plan" shall mean an individual retirement account described in Section 408(a) of the Internal Revenue Code, an individual retirement annuity described in

Section 408(b) of the Internal Revenue Code, an annuity plan described in
Section 403(a) of the Internal Revenue Code or a qualified trust described in
Section 401(a) of the Internal Revenue Code, that accepts the Distributee's Eligible Rollover Distribution. In the case of an Eligible Rollover Distribution made to the surviving spouse of an Employee or former Employee, the term 'Eligible Retirement Plan' shall mean an individual retirement account described in Section 408(a) of the Internal Revenue Code or an individual retirement annuity described in Section 408(b) of the Internal Revenue Code.

          (iii) "Distributee" shall mean an Employee or former Employee. In addition, the term 'Distributee' shall mean the surviving spouse of an Employee or former Employee, or the spouse or former spouse of an Employee or former Employee who is an alternate payee under a qualified domestic relations order (as defined in Section 414(p) of the Internal Revenue Code), with regard to the interest of such surviving spouse, spouse or former spouse under the Plan.
          (iv) "Direct Rollover" shall mean a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

                                SECTION SIXTEEN
                             RIGHT OF FIRST REFUSAL
                             ----------------------

          If any Participant, Beneficiary or any other person to whom shares of Company Stock are distributed from the Plan (the "Selling Participant") shall, at any time, desire to sell some or all of such shares (the "Offered Shares") to a third party (the "Third Party"), the Selling Participant shall give written notice of such desire to the Sponsoring Company and to the Administrative Committee, which notice shall contain the number of shares offered for sale, the proposed terms of the sale, and the names and addresses of both the Selling Participant and the Third Party. The Sponsoring Company shall have a right of first refusal for a period of fourteen (14) days from the date the Selling Participant gives such written notice to the Sponsoring Company and to the Administrative Committee to acquire the Offered Shares. The selling price and terms shall be the same as offered by the Third Party.

          If the Sponsoring Company does not exercise its right of first refusal within the required fourteen (14) day period provided above, the Selling Participant shall have the right, at any time following the expiration of such fourteen (14) day period, to dispose of the Offered Shares to the Third Party; provided, however, that (i) no disposition shall be made to the Third Party on terms more favorable to the Third Party than those set forth in the written notice delivered by the Selling Participant above, and (ii) if such disposition shall not be made to a Third Party on the terms offered to the Sponsoring Company, the Offered Shares shall again be subject to the right of first refusal set forth above.

          The closing pursuant to the exercise of the right of first refusal under this Section Sixteen shall take place at such place agreed upon between the Administrative Committee and the Selling Participant, but not later than ten (10) days after the Sponsoring Company shall have notified the Selling Participant of the exercise of the right of first refusal. At such closing, the Selling Participant shall deliver certificates representing the Offered Shares duly endorsed in blank for transfer, or with stock powers attached duly executed in blank with all required transfer tax stamps attached or provided for, and the Sponsoring Company shall deliver the purchase price, or an appropriate portion thereof, to the Selling Participant.

                               SECTION SEVENTEEN
                            STOCK CERTIFICATE LEGEND
                            ------------------------

          Certificates for shares distributed pursuant to the Plan shall contain the following legend:
          "The shares represented by this certificate are transferable only upon compliance with the terms of the MANOR CARE, INC. RETIREMENT SAVINGS AND INVESTMENT PLAN (the "Plan"), effective as of January 1, 1992, which grants Manor Care, Inc. a right of first refusal, a copy of said Plan being on file in the office of Manor Care, Inc."

                                SECTION EIGHTEEN
                            BENEFIT CLAIMS PROCEDURE
                            ------------------------

          A.  Claims for Benefits.  Any claim for benefits under the Plan shall
              -------------------
be made in writing to the Administrative Committee. If such claim for benefits is wholly or partially denied, the

Administrative Committee shall, within ninety (90) days after receipt of the claim, notify the Participant or Beneficiary of the denial of the claim. Such notice of denial shall (i) be in writing, (ii) be written in a manner calculated to be understood by the Participant or Beneficiary, and (iii) contain (a) the specific reason or reasons for denial of the claim, (b) a specific reference to the pertinent Plan provisions upon which the denial is based, (c) a description of any additional material or information necessary to perfect the claim, along with an explanation of why such material or information is necessary, and (d) an explanation of the claim review procedure as set forth in this Section Eighteen.

          B.  Request for Review of Denial.  Within sixty (60) days after the
              ----------------------------
receipt by a Participant or Beneficiary of a written notice of denial of the claim, or such later time as shall be deemed reasonable taking into account the nature of the benefit subject to the claim and any other attendant circumstances, the Participant or Beneficiary may file a written request with the Administrative Committee that it conduct a full and fair review of the denial of the claim for benefits.

          C.  Decision on Review of Denial.  The Administrative Committee shall
              ----------------------------
deliver to the Participant or Beneficiary a written decision on the claim within sixty (60) days after the receipt of the aforesaid request for review. Such decision shall (i) be written in a manner calculated to be understood by the Participant or Beneficiary, (ii) include the specific reason or reasons for the decision, and (iii) contain a specific reference to the pertinent Plan provisions upon which the decision is based.

                                SECTION NINETEEN
                           INALIENABILITY OF BENEFITS
                           --------------------------

          A.  In General.  The right of any Participant or Beneficiary to any
              ----------
benefit or payment under the Plan or Trust or to any separate Account maintained as provided by the Plan shall not be subject to voluntary or involuntary transfer, alienation, or assignment, and, to the fullest extent permitted by law, shall not be subject to attachment, execution, garnishment, sequestration, or other legal or equitable process. In the event a Participant or Beneficiary who is receiving or is entitled to receive benefits under the Plan attempts to assign, transfer or dispose of such right, or if an attempt is made to subject said right to such process, such assignment, transfer or disposition shall be null and void.

          B.  Qualified Domestic Relations Orders.  Notwithstanding Paragraph A,
              -----------------------------------
benefits shall be payable to an individual other than a Participant in accordance with the applicable requirements of a Qualified Domestic Relations Order (as defined below) pursuant to the following provisions:

              (i) The term "Qualified Domestic Relations Order" shall mean any judgment, decree, or order (including approval of a property settlement agreement) which relates to the provision of child support, alimony payments, or marital property rights to a spouse, former spouse, child or other dependent of a Participant, which creates or recognizes the existence of an alternative payee's right to, or assigns to an alternate payee the right to, receive all or a portion of the benefits payable with respect to a Participant under the Plan, and which meets the following requirements:

          (a) Such order shall specify the name and last known mailing address (if any) of the Participant and each alternate payee covered by the order;

          (b) Such order shall specify the amount or percentage of the Participant's benefits to be paid by the Plan to each such alternate payee or the manner in which such amount or percentage is to be determined;

          (c) Such order shall specify the number of payments or period to which the order applies;

          (d) Such order shall specify each plan to which the order applies;

          (e) Such order shall not require the Plan to provide any type or form of benefits or any option not otherwise provided under the Plan;

          (f) Such order shall not require the Plan to provide increased benefits (determined on the basis of actuarial value); and

          (g) Such order shall not require the payment of benefits to an alternate payee which are required to be paid to another alternate payee under another order previously determined to be a Qualified Domestic Relations Order.

          (ii) The Administrative Committee shall determine a set of nondiscriminatory and reasonable procedures to determine the qualified status of domestic relations orders and to administer distributions under such qualified orders in accordance with Section 414(p) of the Internal Revenue Code.

          (iii) To the extent that a Qualified Domestic Relations Order provides that a former spouse is to be treated as the Participant's spouse for purposes of the death benefits payable under this Plan, the Participant's current spouse shall not be treated as the Participant's spouse for that
                     ---
purpose.

                                SECTION TWENTY
                           INVESTMENT OF TRUST FUND
                           ------------------------

          At a meeting duly called for such purpose, the Administrative Committee shall establish a funding policy and method consistent with the objectives of the Plan and the requirements of Title I of ERISA. The Administrative Committee shall meet at least annually to review such funding policy and method. In establishing and reviewing such funding policy and method, the Administrative Committee shall endeavor to determine the Plan's short-term and long-term objectives and financial needs, taking into account the need for liquidity to pay benefits and the need for investment growth.

                              SECTION TWENTY-ONE
                             AMENDMENT OF THE PLAN
                             ---------------------

          The Sponsoring Company may amend the Plan at any time, and from time to time, pursuant to written resolutions of the Board of Directors of the Sponsoring Company. No such amendment, however, shall have the effect of reducing any then nonforfeitable percentage of benefits of any Participant as computed in accordance with the vesting schedule under Paragraph A of Section Fourteen of the Plan. If the vesting schedule under Paragraph A of Section Fourteen of the Plan is amended and such amendment would, at any time, decrease the percentage of vested benefits which any Participant would have been entitled to receive had the vesting schedule not been so amended, then each Participant who is employed on the date such amendment is adopted, or the date such amendment is effective, whichever is later, and who has three (3) or more Years of Service as of the end of the period within which such Participant may make the election provided for herein shall be permitted, beginning on the date such amendment is adopted, to irrevocably elect to have his vested interest computed without regard to such amendment. Written notice of such amendment and the availability of such election must be given to each such Participant, and each such Participant shall be granted a period of sixty (60) days after the later of
(i) his receipt of such notice, or (ii) the effective date of such amendment, within which to make such election. Such election shall be exercised by the Participant by delivering or sending written notice thereof to the Administrative Committee prior to the expiration of such sixty (60) day period.

                              SECTION TWENTY-TWO
                            PERMANENCY OF THE PLAN
                            ----------------------

          A.    Right to Terminate Plan.  The Participating Companies
                -----------------------
contemplate that the Plan shall be permanent and that they shall be able to make contributions to the Plan. Nevertheless, in recognition of the fact that future conditions and circumstances cannot now be entirely foreseen, each Participating Company reserves the right to terminate either the Plan or both the Plan and the Trust with respect to such Participating Company, and the Sponsoring Company reserves the right to terminate either the Plan or both the Plan and the Trust with respect to all the Participating Companies.

          B.    Merger or Consolidation of Plan.  The Plan may not be merged or
                -------------------------------
consolidated with, nor may its assets or liabilities be transferred to, any other plan, unless each Participant would (if the other plan then terminated) receive a benefit immediately after the merger, consolidation, or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation, or transfer (if the Plan had then terminated).

                             SECTION TWENTY-THREE
                DISCONTINUANCE OF CONTRIBUTIONS AND TERMINATION
                -----------------------------------------------

          A.    Discontinuance of Contributions.  Whenever a Participating
                -------------------------------
Company determines that it is impossible or inadvisable for it to make further contributions as provided in the Plan, the Board of Directors of the such Participating Company may, without terminating its participation in the Trust, adopt an appropriate resolution permanently discontinuing all further contributions by such Participating Company. A certified copy of such resolution shall be delivered to the Administrative Committee and the Trustee. Thereafter, the Administrative Committee and the Trustee shall continue to administer all the provisions of the Plan which are necessary and remain in force, other than the provisions relating to contributions by such Participating Company. However, the Trust shall remain in existence with respect to such Participating Company and all of the provisions of the Trust Agreement shall remain in force.

          B.    Termination of Plan and Trust.  If the Board of Directors of a
                -----------------------------
Participating Company determines to terminate the Plan and Trust completely with respect to such Participating Company, the Plan and Trust shall be terminated with respect to such Participating Company as of the date specified in certified copies of resolutions of such Board of Directors of the Participating Company delivered to the Administrative Committee and the Trustee. If the Board of Directors of the Sponsoring Company determines to terminate the Plan and Trust completely with respect to all the Participating Companies, the Plan and Trust shall be terminated with respect to all the Participating Companies as of the date specified in certified copies of resolutions of the Board of Directors of the Sponsoring Company delivered to the Administrative Committee and the Trustee. Upon such termination or partial termination of the Plan and Trust, after payment of all expenses and proportional adjustment of the Accounts of the Participants affected by such termination to reflect such expenses, profits or losses of the Trust, and allocations of any previously unallocated funds to the date of termination, the Participants affected by such termination shall be entitled to receive the amount then credited to their respective Accounts in the Plan. The Administrative Committee may make payment of such amount in cash or in assets of the Trust Fund.

          C.    Rights to Benefits Upon Termination of Plan or Complete
                -------------------------------------------------------
Discontinuance of Contributions.  Upon the termination or partial termination of
-------------------------------
the Plan or the complete discontinuance of contributions by a Participating Company, the right of each Participant affected by such termination or such discontinuance of contributions to the amount credited to his Accounts at such time shall be nonforfeitable without reference to any formal action on the part of any Participating Company, the Administrative Committee, or the Trustee.

          D.    Transfer of Accounts to the Choice Hotels International, Inc.
                -------------------------------------------------------------
Retirement Savings and Investment Plan.  Effective November
--------------------------------------

1, 1996, it is anticipated that the Sponsoring Company shall cause a stock dividend to be paid in shares of Choice Hotels International, Inc. stock and that after such stock dividend, Choice Hotels International, Inc. shall no longer be part of the same controlled group as the Sponsoring Company. It is further anticipated that Choice Hotels International, Inc. shall establish the Choice Hotels International, Inc. Retirement Savings and Investment Plan on or about November 1, 1996. As soon as practicable after the Trustee is notified of the establishment of the Choice Hotels International, Inc. Retirement Savings and Investment Plan, the Trustee shall cause to be transferred to the trust fund established for the Choice Hotels International, Inc. Retirement Savings and Investment Plan an amount equal to the current value of the Accounts attributable to all Participants in the Plan who are employed by Choice Hotels International, Inc. on or about November 1, 1996.

                              SECTION TWENTY-FOUR

                        STATUS OF EMPLOYMENT RELATIONS
                        ------------------------------

          The adoption and maintenance of the Plan and Trust shall not be deemed to constitute a contract between any Participating Company and its Employees or to be consideration for, or an inducement or condition of, the employment of any person. Nothing herein contained shall be deemed (i) to give to any Employee the right to be retained in the employ of a Participating Company; (ii) to affect the right of a

Participating Company to discipline or discharge any Employee at any time; (iii) to give a Participating Company the right to require any Employee to remain in its employ; or (iv) to affect any Employee's right to terminate his employment at any time.

                              SECTION TWENTY-FIVE

                           BENEFITS PAYABLE BY TRUST
                           -------------------------

          All benefits payable under the Plan shall be paid or provided for solely from the Trust, and the Participating Companies assume no liability or responsibility therefor.

                              SECTION TWENTY-SIX

                        EXCLUSIVE BENEFIT OF TRUST FUND
                        -------------------------------

          A.    Limitation Upon Reversions.  Except as provided in Paragraph B
                --------------------------
below, the assets of the Trust Fund shall not inure to the benefit of the Participating Companies and shall be held for the exclusive purposes of providing benefits to Participants and their Beneficiaries and defraying reasonable expenses of administering the Plan.

          B.    Mistake of Fact.  In the event that all or any portion of a
                ---------------
contribution made to the Trust is based upon a mistake of fact, the excess amount of the contribution attributable to the mistake of fact shall be returned to the Participating Company making such contribution as promptly as practicable, but in no event later than one (1) year after the payment of the contribution.

                             SECTION TWENTY-SEVEN

                                APPLICABLE LAW
                                --------------

          The Plan and the Trust which is a part thereof shall be construed, regulated, interpreted, and administered under and in accordance with the laws of the State of Maryland, other than its laws respecting choice of law, to the extent not preempted by ERISA.

                             SECTION TWENTY-EIGHT

                     INTERPRETATION OF THE PLAN AND TRUST
                     ------------------------------------

          It is the intention of the Participating Companies that the Plan and the Trust established to implement the Plan shall comply with the provisions of Sections 401 and 501 of the Internal Revenue Code, the requirements of ERISA, and the corresponding provisions of any subsequent laws, and the provisions of the Plan and Trust Agreement shall be construed to effectuate such intention.

                              SECTION TWENTY-NINE

                   ADOPTION OF PLAN BY AFFILIATED COMPANIES
                   ----------------------------------------

          Any Affiliated Company, whether or not presently existing, may, with the approval of the Board of Directors of the Sponsoring Company, adopt the Plan and Trust by means of appropriate corporate action of such Affiliated Company and by executing such documents as the Board of Directors of the Sponsoring Company may require in order for such Affiliated Company to become a party to the Trust. Any such Affiliated

Company which adopts the Plan and Trust as provided above shall thereafter be included within the meaning of the term "Participating Company" when used in the Plan and Trust.

                                SECTION THIRTY

                       TOP-HEAVY CONTINGENCY PROVISIONS
                       --------------------------------

          A.    Application.  The provisions of this Section Thirty-One are
                -----------
included in the Plan pursuant to Section 401(a)(10)(B)(ii) of the Internal Revenue Code and shall become applicable only if the Plan becomes a Top-Heavy Plan (as defined below) under Section 416(g) of the Internal Revenue Code for any Plan Year.

          B.    Definition of Top-Heavy Plan.  The determination as to whether
                ----------------------------
the Plan has become a Top-Heavy Plan for any such Plan Year shall be made as of the last day of the immediately preceding Plan Year, or, in the case of the first Plan Year, the last day of such Plan Year (the "Determination Date"), and the Plan shall be a "Top-Heavy Plan" only if the aggregate of the Account balances under the Plan for Key Employees (as defined below) exceeds sixty percent (60%) of the aggregate of the Account balances under the Plan for all Participants. For such purpose, the aggregate Account balances shall be computed and adjusted pursuant to Section 416(g) of the Internal Revenue Code and the regulations thereunder.

          As used herein, the term "Key Employee" shall mean any Employee or former Employee who at any time during the current Plan Year or any of the four
(4) preceding Plan Years meets the
criteria under Section 416(i)(1) of the Internal Revenue Code. A Key Employee shall include the following:

          (i) an officer of a Participating Company or an Affiliated Company if such individual's annual Compensation from the Participating Companies and all Affiliated Companies exceeds fifty percent (50%) of the dollar limitation then in effect under Section 415(b)(1)(A) of the Internal Revenue Code for such Plan Year;
         (ii) an actual or constructive owner (using the attribution rules of Section 318 of the Internal Revenue Code) of both more than a one-half of one percent (1/2%) interest in the total ownership value of, and of one of the ten
(10) largest percentage ownership interests in value in, a Participating Company or an Affiliated Company if such individual's Compensation from the Participating Companies and all Affiliated Companies exceeds one hundred percent (100%) of the dollar limitation then in effect under Section 415(c)(1)(A) of the Internal Revenue Code for such Plan Year;

        (iii)  a Five-Percent Owner;

         (iv) a "one-percent owner" (as defined in Section 416(i)(1)(B)(ii) of the Internal Revenue Code) of a Participating Company or an Affiliated Company having an annual Compensation from the Participating Companies and all Affiliated Companies of more than One Hundred Fifty Thousand Dollars ($150,000); or

          (v) the Beneficiary of any deceased Employee or former Employee described in subparagraph (i), (ii), (iii) or (iv) above.

          For purposes of subparagraph (i) above, no more than fifty (50) employees (or, if lesser, the greater of three (3) employees or ten percent (10%) of all employees) shall be treated as officers. For purposes of this Section Thirty, the term "compensation" shall mean "compensation" as defined in
Section 414(q)(7) of the Internal Revenue Code.

          C.  Consideration of Multiple Plans in Determining Top-Heavy Status of
              ------------------------------------------------------------------
Plan.  All plans of the Participating Companies or the Affiliated Companies
----
which are included in a Required Aggregation Group or in a Permissive Aggregation Group (both as defined below) with this Plan shall be considered together in determining whether this Plan is a Top-Heavy Plan. Each plan of a Participating Company or an Affiliated Company which is required to be included in an aggregation group shall be treated as a Top-Heavy Plan if such group is a Top-Heavy Group (as defined below). For these purposes, a "Required Aggregation Group" shall mean (i) each plan of a Participating Company or an Affiliated Company in which a Key Employee is a participant plus (ii) each other plan of a Participating Company or an Affiliated Company which is required to exist in order for the plans contained in (i) above to meet the nondiscrimination requirements of Section 401(a)(4) or 410 of the Internal Revenue Code. A "Permissive Aggregation Group" shall mean (i) a Required

Aggregation Group plus (ii) any other plan (or plans) of a Participating Company or an Affiliated Company which is able to separately meet the nondiscrimination requirements of Sections 401(a)(4) and 410 of the Internal Revenue Code and which the Sponsoring Company elects to include within such group.

          An aggregation group (either permissive or required) shall be a "Top-Heavy Group" only if the sum of (a) the present value of the cumulative accrued benefits for Key Employees under all defined benefit plans included in such group and (b) the total of the account balances for Key Employees under all defined contribution plans included in such group exceeds sixty percent (60%) of the accrued benefits and account balances determined for all employees covered under such plans. For these purposes, account balances shall be computed and adjusted pursuant to the principles of Section 416(g) of the Internal Revenue Code. In determining the cumulative accrued benefits and account balances for purposes of this top-heavy test:

          (i) the present value of the cumulative accrued benefits of all Key Employees shall be increased by the aggregate distributions made with respect to each such individual under the plan during the previous five (5) years (ending on the Determination Date). This subparagraph (i) shall also apply to distributions under a terminated plan which would have been required to be included in an aggregation group had it not been terminated;

             (ii) the extent to which rollovers and transfers must be taken into account shall be made in accordance with Section 416 of the Internal Revenue Code and the regulations thereunder; and

            (iii) the account balances and accrued benefits of (a) a Participant who is not currently a Key Employee but who was a Key Employee in a prior year or (b) a Participant who is a Key Employee but who has not performed any services for a Participating Company or an Affiliated Company at any time during the five (5)-year period ending on the Determination Date, shall be disregarded.

          D.   Minimum Benefits.  For any Plan Year in which the Plan is a Top-
               ----------------
Heavy Plan, each Participant who is not a Key Employee (a "Non-Key Employee") and who is employed on the last day of the Plan Year shall receive a minimum allocation of Participating Company contributions (other than Salary Reduction Contributions) to his Accounts under this Plan which, when combined with the amount of any other Participating Company or Affiliated Company contributions and/or forfeitures allocated to such Participant's accounts under any other defined contribution plans maintained by the Participating Companies and the Affiliated Companies shall be no less than the lesser of (i) three percent (3%) of his Limitation Year Compensation (as defined in subparagraph (vii) of Paragraph G of Section Seven of the Plan) during such Plan Year or (ii) a percentage of such Participant's Limitation Year Compensation during such Plan Year which is equal to the highest percentage of Limitation Year Compensation which any Key Employee received in the form of Participating Company contributions to his Accounts in this Plan for such Plan Year. A Participant who is a Non-Key Employee need not complete one thousand (1,000) Hours of Service during the Plan Year in order to receive such an allocation. Any contributions made to a Non-Key Employee's accounts under this or any other defined contribution plans maintained by the Participating Companies and the Affiliated Companies which are made on behalf of such Non-Key Employee pursuant to a cash or deferred arrangement satisfying the requirements of Section 401(k) of the Internal Revenue Code may not be used to satisfy this minimum allocation requirement. Prior to January 1, 1994, for purposes of this Paragraph D, a Participant's Limitation Year Compensation during any Plan Year shall not include any amounts in excess of Two Hundred Thousand Dollars ($200,000), as adjusted for increases in the cost-of-living pursuant to Section 401(a)(17) of the Internal Revenue Code. Effective January 1, 1994, the above referenced dollar limitation shall be reduced to One Hundred and Fifty Thousand Dollars ($150,000), as adjusted for increases in the cost of living pursuant to
Section 401(a)(17) of the Internal Revenue Code.

          E.  Special Vesting Rules.  As of the first day of any Plan Year in
              ---------------------
which the Plan has become a Top-Heavy Plan, the vesting schedule contained in Paragraph A of Section Fourteen shall be revised to provide for vesting in accordance with the following schedule:

            Years of Service      Vested
            ----------------      ------

            Less than 2 years        0%
            2 years                 20%
            3 years                 40%
            4 years                 60%
            5 years                 80%
            6 or more years        100%


          In the event the vesting schedule is revised in accordance with this Paragraph E and the Plan is later determined to no longer constitute a Top-Heavy Plan, the vesting schedule shall revert to the schedule specified in Paragraph A of Section Fourteen as to the effect of vesting arising from future Years of Service, but any Participant who has three (3) or more Years of Service as of the time of such change may irrevocably elect to have his vested interest computed without regard to such change in the vesting schedule, in accordance with the principles set forth in Section Twenty-One of the Plan.

          F.  Adjustment of Section 415 Limitations in Plan Years in Which the
              ----------------------------------------------------------------
Plan Is a Top-Heavy Plan.  For any Plan Year in which the Plan is a Top-Heavy
------------------------
Plan, the reference to a factor of one and twenty-five one-hundredths (1.25) in subparagraphs (iv) and (v) of Paragraph G of Section Seven of the Plan shall be modified so as to constitute a reference to a factor of one (1.0). This modification shall not be made, however, if (i) the Account balances attributable to Key Employees do not exceed ninety percent (90%) of the total Account balances under the Plan and

(ii) the Participating Companies have chosen to make the additional contribution specified in Section 416(h)(2)(A)(ii)(II) of the Internal Revenue Code.



                                    - 101 -